SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Saia, Inc.
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Notice of Annual Meeting of Stockholders

To be held April 24, 2025

March 17, 2025

To Our Stockholders:

We cordially invite you to attend the 2025 annual meeting of stockholders of Saia, Inc. The meeting will be held in a virtual format on April 24, 2025, at 10:30 a.m., Eastern Daylight Time. Stockholders will not be able to attend the annual meeting physically but will be able to participate by submitting questions and voting online. To be admitted to the virtual annual meeting at https://meetnow.global/M9QKMU9, you must enter the control number found on your proxy card, voter instruction form or the notice. A list of stockholders entitled to vote will be available via electronic link during the whole time of the annual meeting once you are admitted to the meeting room. We look forward to your participation.

The purpose of the meeting is to:

1.	Elect ten directors for a one year term to expire at the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	Vote on an advisory basis to approve the compensation of Saia’s Named Executive Officers;

3.	Ratify the appointment of KPMG LLP as Saia’s independent registered public accounting firm for fiscal year 2025; and

4.	Transact any other business that may properly come before the meeting and any postponement or adjournment of the meeting.

Only stockholders of record at the close of business on March 3, 2025 may vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

Matthew J. Batteh

Secretary

Please complete, date, sign and return the accompanying proxy card, voter instruction card, or vote by telephone or the internet. The enclosed return envelope requires no additional postage if mailed in either the United States or Canada. Alternatively, you may vote electronically via the internet. Go to www.investorvote.com/saia and follow the steps outlined on the secure website.

If you are a registered stockholder, you may elect to have next year’s proxy statement and annual report made available to you via the internet. We strongly encourage you to enroll in this service. It is a cost-effective way for us to send you proxy materials and annual reports.

Your vote is very important. Please vote whether or not you plan to attend the meeting.

Proxy Summary

This summary highlights certain information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the 2024 performance of Saia, Inc. (the “Company”), please review the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

2025 Annual Meeting of Stockholders

•	Date and Time:

April 24, 2025, 10:30 a.m., Eastern Daylight Time

•	Virtual:

Attend the annual meeting online, including voting and submitting questions at:

https://meetnow.global/M9QKMU9

•	Record Date:

March 3, 2025

Voting Matters and Board Recommendations

Our Board’s Recommendation
Election of Ten Directors (page 2)	FOR each Director Nominee
Advisory Vote to Approve Executive Compensation (page 59)	FOR
Ratification of Appointment of Independent Registered Public Accounting Firm (page 60)	FOR

2024 Business Highlights

In 2024, the Company continued to effectively execute its long-term strategic plan and delivered strong operating results. The following tables illustrate the three-year directional relationship between Company performance, based on three of the Company’s key operating and financial metrics, and the compensation (as defined in the Summary Compensation Table on page 39) of Saia’s Chief Executive Officer.

2025 Proxy Statement	SAIA, INC.	i

PROXY SUMMARY

Director Nominees (page 2)

The Board of Directors consists of ten directors, and the terms of these directors will expire at the upcoming annual meeting. The Board of Directors has nominated the following persons as directors for terms expiring at the 2026 annual meeting of stockholders. Each nominee is currently a director of Saia and if elected at the upcoming annual meeting, these nominees will continue as directors. Proxies cannot be voted for a greater number of persons than the ten nominees named herein.

Name	Age	Director Since	Primary Occupation	Committee Memberships
Di-Ann Eisnor*	52	2017	Chief Strategy Officer of WakeCap Technologies	Audit, Compensation and Human Capital
Donna E. Epps*	60	2019	Retired Partner, Deloitte LLP	Audit, Nominating and Governance
John P. Gainor, Jr.*	68	2016	Retired Chief Executive Officer and President of International Dairy Queen, Inc.	Compensation and Human Capital, Nominating and Governance
Kevin A. Henry*	57	2021	Executive Vice President and Chief People Officer at PulteGroup, Inc.	Audit, Compensation and Human Capital
Frederick J. Holzgrefe, III	57	2019	President & Chief Executive Officer of Saia, Inc.	—
Donald R. James*	52	2021	Chief Executive Officer at Solero Technologies, LLC	Audit, Nominating and Governance
Randolph W. Melville*±	66	2015	Retired Senior Vice President and General Manager, Western Division of Frito-Lay North America	Compensation and Human Capital, Nominating and Governance
Richard D. O’Dell	63	2006	Chief Executive Officer of Proficient Auto Logistics, Inc. and Chairman of the Board of Saia, Inc.	—
Jeffrey C. Ward*	66	2006	Vice President and Partner at Kearney, Inc.	Compensation and Human Capital, Nominating and Governance
Susan F. Ward*	64	2019	Retired VP and Chief Accounting Officer of United Parcel Service, Inc.	Audit

*	Independent Director

±	Lead Independent Director for 2024

Management Proposals (pages 59-61)

1.

Advisory Vote to Approve Executive Compensation. We are asking stockholders to approve on an advisory basis our Named Executive Officer compensation. The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in attracting, motivating and retaining talented executive officers and aligning the executives’ long-term interests with those of our stockholders.

2.

Ratification of Appointment of Independent Registered Public Accounting Firm. As a matter of good governance, we are asking our stockholders to ratify the selection of KPMG LLP as our auditors for 2025.

ii	SAIA, INC.	2025 Proxy Statement

PROXY SUMMARY

Corporate Governance (page 13)

The following are highlights of Saia’s corporate governance practices:

•

Separate Chief Executive Officer and Chairman of the Board. Maintaining separate roles allows the Chairman to devote his time and attention to matters of Board oversight and governance and allows the Chief Executive Officer to focus his time and energy managing the business.

•

The Board has a Lead Independent Director. The Lead Independent Director position ensures the Board has a director in a leadership position that is “independent” under applicable rules of the Nasdaq Global Select Market. The Lead Independent Director is elected annually by the independent directors. For 2024, the Lead Independent Director was Randolph W. Melville.

•

Board Oversight of Risk Management. The Board executes its oversight responsibility through active review of key risks facing the Company and by delegating certain oversight responsibilities to Board Committees.

•

Majority Voting for Director Elections. Saia’s Bylaws require that, in an uncontested election, a nominee to the Board must receive more votes cast for than against his or her election in order to be elected to the Board. If an incumbent director fails to receive a majority of the vote for reelection in an uncontested election, the Nominating and Governance Committee recommends to the full Board whether to accept or reject the nominee’s previously submitted resignation, and the full Board makes the final determination. We believe the ability of stockholders to vote for or against a director, as opposed to merely withholding a vote for a director, increases accountability to stockholders. The election of directors at the 2025 annual meeting of stockholders is an uncontested election.

•	Board Refreshment. Of the ten members of Saia’s Board, five have joined the Board in the last six years.

•

Three Standing Committees of the Board of Directors: the Audit Committee, the Compensation and Human Capital Committee and the Nominating and Governance Committee. Saia’s Board Committees are comprised entirely of independent directors. Saia’s Committee charters are available free of charge on the Company’s website (www.saia.com) under the Investor Relations section.

•

Stock Ownership Guidelines. The Company has adopted stock ownership guidelines that apply to all officers who are eligible to receive long-term incentives, including all Named Executive Officers, and to Saia’s directors.

•

Annual Board and Committee Evaluations. The Board conducts annual Board and Committee performance evaluations that are intended to determine whether the Board and each of its Committees are functioning effectively and to provide them with an opportunity to reflect on and improve processes and effectiveness.

•

Clawback Policies. The Company has a Clawback Policy applicable to certain current and former executive officers that complies with Nasdaq listing standards and an Incentive Compensation Recovery Policy applicable to certain current and former officers, senior managers and executives granting Saia discretion to clawback incentive compensation if such individual engages in “Improper Conduct” or if the result of a performance measure upon which incentive compensation was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award.

•

Policy Against Hedging and Pledging of Saia Stock. Directors and employees subject to the Company’s insider trading policy may not engage in short sales of Saia common stock, in transactions involving puts, calls, or other derivative securities of the Company or in hedging transactions with respect to the Company. Additionally, directors and such employees are prohibited from holding Saia common stock in a margin account and from pledging Saia common stock as collateral for indebtedness.

2025 Proxy Statement	SAIA, INC.	iii

PROXY SUMMARY

Executive Compensation Highlights (page 23)

•

2024 Say-on-Pay Results. In 2024, holders of 96.6% of our stock voting on the question approved on an advisory basis the compensation paid to our Named Executive Officers as described in the 2024 proxy statement. The chart below shows the Company’s “say-on-pay” results over the past five years:

2024 Compensation Summary

Below is a summary of compensation awarded to, earned by or paid to the Named Executive Officers for services rendered in all capacities within Saia during the fiscal year ended December 31, 2024.

Name & Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Frederick J. Holzgrefe, III President & Chief Executive Officer (PEO)	946,000	—	4,176,652	—	140,412	5,263,064
Matthew J. Batteh Executive Vice President & Chief Financial Officer (PFO)	399,217	—	864,408	—	49,220	1,312,845
Douglas L. Col Executive Vice President & Chief Financial Officer, Retired	544,024	—	1,131,539	—	76,825	1,752,388
Raymond R. Ramu Executive Vice President & Chief Customer Officer	593,840	—	1,497,114	—	80,948	2,171,902
Patrick D. Sugar Executive Vice President of Operations	511,680	—	1,290,893	—	71,698	1,874,271
Anthony R. Norwood Executive Vice President & Chief Human Resources Officer	395,200	—	423,155	—	57,559	875,914

See also the narrative and footnotes accompanying the Summary Compensation Table on page 39.

Important Dates for 2026 Annual Meeting of Stockholders (page 69)

Any stockholder who intends to present a proposal (other than nomination of directors) at the annual meeting in 2026 must deliver such proposal to Saia’s Corporate Secretary at 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097:

•	Not later than November 16, 2025, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

•

On or after December 25, 2025, and on or before January 24, 2026, if the proposal is submitted pursuant to Saia’s Bylaws, in which case we are not required to include the proposal in our proxy materials.

iv	SAIA, INC.	2025 Proxy Statement

PROXY SUMMARY

Cautionary Note Regarding Forward-Looking Statements

This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, made in this proxy statement are forward-looking. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should,” “potential” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law. All forward-looking statements reflect the present expectation of future events of our management as of the date of this proxy statement and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. Factors, risks, uncertainties and assumptions that could cause our actual results to differ significantly from management’s expectations are described in our 2024 Annual Report on Form 10-K. Website references throughout this proxy statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

2025 Proxy Statement	SAIA, INC.	v

SAIA, INC.

11465 Johns Creek Parkway, Suite 400

Johns Creek, Georgia 30097

2025 PROXY STATEMENT

The Board of Directors (the “Board”) of Saia, Inc. (“Saia” or the “Company”) is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2025 annual meeting of stockholders. The meeting will be held in a virtual format on April 24, 2025, at 10:30 a.m., Eastern Daylight Time. Stockholders will not be able to attend the annual meeting physically. To be admitted to the virtual annual meeting at https://meetnow.global/M9QKMU9, you must enter the control number found on your proxy card, voter instruction form or the notice you previously received. At the meeting, stockholders will vote on (a) the election of ten directors for a one year term to expire at the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified, (b) an advisory basis to approve the compensation of Saia’s Named Executive Officers, (c) the ratification of the appointment of KPMG LLP as Saia’s independent registered public accounting firm for fiscal year 2025, and (d) the transaction of any other business that may properly come before the meeting, and any postponement or adjournment of the meeting, although we know of no other business to be presented.

By submitting your proxy (either by signing and returning the enclosed proxy card or by voting electronically on the internet or by telephone), you authorize Frederick J. Holzgrefe, III and Richard D. O’Dell and each of them to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

Saia’s Annual Report to Stockholders for the fiscal year ended December 31, 2024, which includes Saia’s audited annual consolidated financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

We are first sending this proxy statement, form of proxy and accompanying materials to stockholders on or about March 17, 2025.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY EITHER IN THE ENCLOSED ENVELOPE, VIA THE INTERNET OR BY TELEPHONE.

2025 Proxy Statement	SAIA, INC.	1

Proposal 1 – Election of Directors

All directors of the Company are elected for a one-year term. The Board of Directors currently consists of ten directors.

The Board of Directors has nominated Di-Ann Eisnor, Donna E. Epps, John P. Gainor, Jr., Kevin A. Henry, Frederick J. Holzgrefe, III, Donald R. James, Randolph W. Melville, Richard D. O’Dell, Jeffrey C. Ward and Susan F. Ward for election as directors for terms expiring at the 2026 annual meeting of stockholders or until their successors are duly elected and qualified. Each nominee currently serves as a director.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you vote “against” or “abstain”. Proxies cannot be voted for a greater number of persons than the ten nominees named herein.

In addition to the information presented below regarding the specific experience, qualifications, attributes and skills of each nominee that led the Board of Directors to the conclusion that such person should serve as a director, the Board also believes that all of the nominees have a reputation for high personal and professional ethics, integrity, values and character. Each nominee brings a strong and unique background and set of skills to the Board of Directors, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive and operations management, strategic planning, sales and marketing, the less-than-truckload (“LTL”) and transportation industry, accounting and finance, and risk assessment. They have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and the Board. Each nominee is committed to achieving, monitoring and improving on the Company’s business strategy.

Your Board of Directors unanimously recommends that you vote “FOR” the election of each of the ten nominees.

2	SAIA, INC.	2025 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Board Nomination Process

•	Number of New Directors in Last Six Years: 5 Directors

•	Average Tenure of Directors: 9 Years

•	Average Age of Directors: 61 Years

•	Percentage of Independent Directors: 80%

The Nominating and Governance Committee is responsible for recommending director candidates to the Board of Directors. The Nominating and Governance Committee will apply the criteria set forth in the Corporate Governance Guidelines when considering whether to recommend any candidate as a director nominee, including candidates recommended by stockholders. The Nominating and Governance Committee seeks nominees with a broad range of experience, professions, skills, geographic representation and backgrounds. The Nominating and Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Corporate Governance Guidelines include director qualification standards that provide as follows:

•	A majority of the members of the Board of Directors must qualify as independent directors in accordance with the rules of The Nasdaq Global Select Market;

•	No member of the Board of Directors should serve on the Board of Directors of more than three other public companies;

•	No person may stand for election as a director of the Company after reaching age 72; and

•	No director shall serve as a director, officer or employee of a competitor of the Company.

While the selection of qualified directors is a complex, subjective process that requires consideration of many intangible factors, the Corporate Governance Guidelines provide that directors and candidates for director generally should, at a minimum, meet the following criteria:

•	Directors and candidates should have high personal and professional ethics, integrity, values and character and be committed to representing the best interests of the Company and its stockholders;

•	Directors and candidates should have experience and a successful track record at senior policy-making levels in business, government, technology, accounting, law and/or administration;

•	Directors and candidates should have sufficient time to devote to the affairs of the Company and to enhance their knowledge of the Company’s business, operations and industry; and

•

Directors and candidates should have expertise or a breadth of knowledge about issues affecting the Company that is useful to the Company and complementary to the background and experience of other Board members.

If a vacancy arises or the Board decides to expand its membership, the Nominating and Governance Committee may seek recommendations of potential candidates from a variety of sources (including incumbent directors, stockholders, the Company’s management and professional recruitment firms). The Nominating and Governance Committee evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he or she is potentially qualified to serve on the Board. The Nominating and Governance Committee seeks to identify and recruit the best available candidates. The Committee evaluates qualified candidates recommended by stockholders on the same basis as those submitted by other sources. Stockholders who wish to recommend a candidate for director or nominate a candidate for election at an annual meeting should follow the procedures described on page 68.

The Board is committed to having individuals from different backgrounds with varying perspectives, professional experience, education and skills serving as members of the Board and believes a variety of perspectives and experiences is an important feature of a well-functioning board. The Board believes the composition of the Board reflects this commitment.

2025 Proxy Statement	SAIA, INC.	3

PROPOSAL 1 – ELECTION OF DIRECTORS

Director Skills

Skills	Number of Directors
Previous or Current Senior Executive	8
Trucking or Logistics Experience	7
Strategic Planning	9
Operations Experience	8
Financial or Accounting	5
Enterprise Risk Management	7
Information Technology or Cybersecurity	3
Human Capital Management	4
Health & Safety	3
Sales & Marketing	3
Environmental	3
Innovation, Engineering & Disruptive Technologies	4
Equipment Operations	3
Investor Relations & Communications	5
Commercial Real Estate	2

Board Refreshment

In the past six years, the Company has refreshed its Board by adding five new directors, four of whom are independent. The Company believes that it benefits from having longer tenured directors, including our Chairman, on the Board who are familiar with the Company’s business. We believe the average tenure of our directors of nine years reflects the balance the Board seeks between different perspectives brought by longer-serving directors and new directors.

4	SAIA, INC.	2025 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

INFORMATION CONCERNING DIRECTOR NOMINEES

The following sets forth certain information regarding each nominee for director of the Company. The information presented includes information provided to the Company by each nominee including such person’s name, age, principal occupation and business experience for at least the past five years, the names of other publicly-held companies of which such person currently serves as a director or has served as a director during the past five years and the year in which the nominee first became a director of Saia.

DI-ANN EISNOR

Director Since: 2017 Age: 52 Committee Membership: • Audit • Compensation and Human Capital

Qualifications:

Ms. Eisnor is Chief Strategy Officer of WakeCap Technologies, an internet of things based enterprise solution to improve safety and productivity at the construction site. Ms. Eisnor was the co-founder and served as Chief Executive Officer of Journey Builders, Inc. d/b/a Crews by Core, a venture-backed construction labor marketplace, from 2019 until its acquisition by WakeCap Technologies in 2024. Ms. Eisnor was an executive of The We Company, a real estate leasing company and a part of the We Work Companies, from February 2019 until her departure in October 2019. Prior to that time, she was Director of Growth of Waze Inc., a crowd-sourced navigation and real-time traffic application owned by Alphabet, Inc. Ms. Eisnor was with Waze starting in 2009, when she founded its U.S. office. Prior to joining Waze, Ms. Eisnor was co-founder and Chief Executive Officer of Platial Inc., a collaborative, user-generated cartographic website. Ms. Eisnor brings to the Board significant entrepreneurial experience in numerous industries, including disruptive technologies focused on the transportation industry and in building and marketing services.

Other Public Company Directorships

Current: Ms. Eisnor currently serves on the board of CXApp Inc. (CXAI: NASDAQ).

2025 Proxy Statement	SAIA, INC.	5

PROPOSAL 1 – ELECTION OF DIRECTORS

DONNA E. EPPS

Director Since: 2019 Age: 60 Committee Membership: • Audit • Nominating and Governance

Qualifications:

Ms. Epps was with Deloitte LLP, a multi-national professional services network, for over 31 years. Ms. Epps served as an Attest Partner at Deloitte LLP from 1998 through 2003 and as a Risk and Financial Advisory Partner at Deloitte LLP from 2004 until her retirement in 2017. Ms. Epps brings to the Board significant audit, governance, risk and compliance experience as a provider of attest and consulting services to private and public companies across multiple industries. Ms. Epps qualifies as an “audit committee financial expert.”

Other Public Company Directorships

Current: Ms. Epps currently serves on the boards of Texas Pacific Land Corporation (TPL: NYSE) and Texas Roadhouse, Inc. (TXRH: NASDAQ).

6	SAIA, INC.	2025 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

JOHN P. GAINOR, JR.

Director Since: 2016 Age: 68 Committee Membership: • Compensation and Human Capital • Nominating and Governance

Qualifications:

Mr. Gainor served as the President and Chief Executive Officer of International Dairy Queen, Inc., a multi-national fast food chain and a subsidiary of Berkshire Hathaway Inc., from 2008 until his retirement in 2017. Mr. Gainor was with International Dairy Queen starting in 2003 and served as its Chief Supply Chain Officer prior to being named President and CEO. From 2000-2003, Mr. Gainor was President and Co-Founder of Supply Solutions, Inc., a company that focused on designing and implementing supply chain solutions and business expansion models for major restaurant chains and consumer products companies. Mr. Gainor has also held various executive positions focusing on logistics, supply chain and transportation with Consolidated Distribution Corporation, AmeriServe Distribution Corporation, and Warner Lambert Corporation. Mr. Gainor brings significant business experience to the Board as the former President and Chief Executive Officer of an internationally-known fast food restaurant chain, and based on over 40 years’ of experience in logistics, supply chain and transportation.

Other Public Company Directorships

Current: None.

Previous: Mr. Gainor previously served on the boards of Bloomin’ Brands, Inc. (BLMN: NASDAQ); Jack in the Box Inc. (JACK: NASDAQ); and TreeHouse Foods, Inc. (THS: NYSE).

2025 Proxy Statement	SAIA, INC.	7

PROPOSAL 1 – ELECTION OF DIRECTORS

KEVIN A. HENRY

Director Since: 2021 Age: 57 Committee Membership: • Audit • Compensation and Human Capital

Qualifications:

Mr. Henry has served as Executive Vice President and Chief People Officer at PulteGroup, Inc., a residential home construction company, since June 2023. He was previously Chief People Officer at BlueLinx Holdings Inc., a wholesale distributor of building and industrial products, from March 2022 to June 2023 and Executive Vice President and Chief Human Resources Officer at Extended Stay America, a national hotel company, from 2014 to 2022. From 2010 to 2014, Mr. Henry served as Senior Vice President and Chief Human Resources Officer of Snyder’s-Lance, Inc., a national snack food company. Prior to that, Mr. Henry served in a variety of positions at Coca-Cola Bottling Co. Consolidated, a beverage manufacturer and distributor, including as Chief Human Resources Officer from 2007 to 2010 and Senior Vice President of Human Resources from 2001 to 2007. Mr. Henry brings to the Board significant experience in employee relations, organizational development and human capital management.

Other Public Company Directorships

Current: None.

FREDERICK J. HOLZGREFE, III

Director Since: 2019 Age: 57 Committee Membership: • None

Qualifications:

Mr. Holzgrefe has been President and Chief Executive Officer of Saia, Inc. since April 2020. He served as President and Chief Operating Officer of Saia, Inc. from May 2019 to April 2020 and as President, Chief Operating Officer and Chief Financial Officer from January 2019 to May 2019. Previously, he was Executive Vice President and Chief Financial Officer of the Company from July 2017 to January 2019. Mr. Holzgrefe joined the Company in September 2014 as Vice President and Chief Financial Officer of the Company. Mr. Holzgrefe’s prior experience includes tenure in food and technology businesses and banking and financial advisory services. Mr. Holzgrefe brings extensive knowledge about the Company, its operations and the LTL business to the Board. He also has significant operational and financial experience in a broad range of industrial and distribution related businesses.

Other Public Company Directorships

Current: None.

8	SAIA, INC.	2025 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

DONALD R. JAMES

Director Since: 2021 Age: 52 Committee Membership: • Audit • Nominating and Governance

Qualifications:

Dr. James has served as the Chief Executive Officer of Solero Technologies, LLC, a global supplier of solenoids, accumulators and control modules to the automotive industry and industrial sector, since April 2022. Previously, he was President of the Americas for Joyson Safety Systems, a provider of safety components and systems to automotive and non-automotive markets, from 2019 to 2021. Dr. James was with Continental A.G., a multi-national automotive parts manufacturing company, starting in 2005 and led various functional areas primarily related to automotive safety, technology development and production. He served as Continental A.G.’s Vice President of Hydraulic Brake Systems for North America from 2017 to 2019. Dr. James brings to the Board significant experience involving technology, alternative fuels, vehicle safety and autonomy related to commercial vehicles. In addition, he has experience with sustainability and green initiatives.

Other Public Company Directorships

Current: None.

2025 Proxy Statement	SAIA, INC.	9

PROPOSAL 1 – ELECTION OF DIRECTORS

RANDOLPH W. MELVILLE

Director Since: 2015 Age: 66 Committee Membership: • Compensation and Human Capital • Nominating and Governance

Qualifications:

Mr. Melville was the Senior Vice President and General Manager for the Western Division of PepsiCo’s Frito-Lay North America, a manufacturer, marketer and seller of convenience foods, until his retirement in 2017. In that position, he was accountable for all aspects of the company’s western division performance, including sales, operations, supply chain, finance, human resources and strategic planning. Prior to his 20-plus years at Frito-Lay, Mr. Melville served as a Senior Vice President at Maytag Corporation from 1999-2001 and held various sales and marketing leadership positions with Procter & Gamble Distributing Company from 1981 to 1993. Mr. Melville currently serves on the Board of Trustees of The Northwestern Mutual Life Insurance Company. Mr. Melville brings significant national sales, marketing, operations and supply chain experience to the Board. Mr. Melville also has substantial expertise in the areas of distribution, international business and human resources. Mr. Melville serves as Saia’s Lead Independent Director.

Other Public Company Directorships

Current: Mr. Melville currently serves on the board of GMS, Inc. (GMS: NYSE).

Previous: Mr. Melville previously served on the board of Interline Brands, Inc. which was acquired by The Home Depot in 2015.

10	SAIA, INC.	2025 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

RICHARD D. O’DELL

Director Since: 2006 Age: 63 Committee Membership: • None

Qualifications:

Mr. O’Dell is Non-Executive Chairman of the Board of Directors of Saia, Inc since April 2020. He served as Chief Executive Officer of Saia, Inc. from December 2006 until his retirement in April 2020. Mr. O’Dell joined the Company in 1997 and served in various executive and financial positions until his appointment as Chief Executive Officer. In 2024, he became the Chief Executive Officer of Proficient Auto Logistics, Inc. Mr. O’Dell brings extensive knowledge and understanding of the Company, its operations and the LTL business to the Board through his experience as the former Chief Executive Officer of the Company. Additionally, he has experience in public accounting as a certified public accountant.

Other Public Company Directorships

Current: Mr. O’Dell serves as the Chairman of the Board of Proficient Auto Logistics, Inc (PAL: NASDAQ).

JEFFREY C. WARD

Director Since: 2006 Age: 66 Committee Membership: • Compensation and Human Capital • Nominating and Governance

Qualifications:

Mr. Ward is a Vice President and Partner of Kearney, Inc., a global management consulting firm. Mr. Ward joined Kearney, Inc. in 1991. Mr. Ward’s experience at Kearney is focused on the North American transportation market. Additionally, he has experience in a privately-held LTL company. Mr. Ward brings to the Board significant knowledge in the areas of transportation, corporate and marketing strategy, post-merger integration, restructuring and privatization, network operations, mergers and acquisitions and operations effectiveness.

Other Public Company Directorships

Current: None.

2025 Proxy Statement	SAIA, INC.	11

PROPOSAL 1 – ELECTION OF DIRECTORS

SUSAN F. WARD

Director Since: 2019 Age: 64 Committee Membership: • Audit

Qualifications:

Ms. Ward served as Vice President and Chief Accounting Officer of United Parcel Service, Inc., a multi-national shipping and supply chain management company, from 2015 until her retirement in 2019. Prior to her appointment as Chief Accounting Officer, she served in various finance-and accounting-related positions during her 27 years at UPS. Prior to UPS, Ms. Ward spent 10 years at Ernst & Young in Assurance Services. Ms. Ward brings years of industry experience as a senior financial executive of a multi-national transportation business, as well as public accounting and non-profit board experience. Ms. Ward qualifies as an “audit committee financial expert.”

Other Public Company Directorships

Current: Ms. Ward currently serves on the boards of Ecovyst Inc. (ECVT: NYSE) and Global Business Travel Group, Inc. (GBTG: NYSE).

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CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board has adopted Corporate Governance Guidelines establishing standards with respect to Board governance and meetings, Board composition, selection and election of directors, director responsibility, director access to management and independent advisors and non-employee director compensation. The Nominating and Governance Committee of the Board regularly reviews and assesses corporate governance developments and recommends to the Board modifications to the Corporate Governance Guidelines as warranted.

The Company has a Code of Business Conduct and Ethics that applies to all directors, officers and employees, including its principal executive officer, principal financial officer, and principal accounting officer. The Company’s Code of Business Conduct and Ethics, as well as its Corporate Governance Guidelines, are available on the Company’s website, www.saia.com/about-us/investor-relations/governance.

Director Independence

In January 2025, the Board, with the assistance of the Nominating and Governance Committee, conducted an evaluation of director independence based on the rules and regulations of the Nasdaq Global Select Market (“Nasdaq”) and determined that each of Di-Ann Eisnor, Donna E. Epps, John P. Gainor, Jr., Kevin A. Henry, Donald R. James, Randolph W. Melville, Jeffrey C. Ward, and Susan F. Ward qualifies as an independent director under such rules and regulations. Mr. O’Dell, as a result of serving as Chief Executive Officer until 2020, and Mr. Holzgrefe, as a result of his current service as President and Chief Executive Officer, are not independent.

Compensation of Directors

Our non-employee directors receive annual compensation as shown in the table below for service on the Board. Director compensation is approved by the Board based on the recommendation of the Compensation and Human Capital Committee, except that Committee sets the number of shares of restricted stock to be issued to non-employee directors each year. To assist in establishing non-employee director compensation, Mercer, the Compensation and Human Capital Committee’s executive compensation consultant, conducts an annual review of Saia’s non-employee director compensation program to assess its competitiveness and advises the Committee of recent market trends as to director compensation. As part of the review, the consultant analyzes Saia’s non-employee director compensation relative to a composite of peer group data and relevant cross-industry survey data. Based in part on the consultant’s study, the Compensation and Human Capital Committee annually makes a recommendation concerning non-employee director compensation for approval by the full Board. Directors who are Company employees do not receive any additional compensation for their service as directors. Mr. Holzgrefe, as an employee of Saia, did not receive any compensation for his service as a director in 2024.

Summary Compensation Information

The amounts payable to Saia’s non-employee directors for 2024 are indicated below:

•	Annual cash retainer of $65,000, with no additional fees paid for Board and Committee meeting attendance

•	Additional annual cash retainers for the following:

–	Chairman - $125,000

–	Lead Independent Director - $30,000

–	Audit Committee Chair - $15,000

–	Audit Committee Member - $10,000

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CORPORATE GOVERNANCE

–	Compensation and Human Capital Committee Chair - $15,000

–	Compensation and Human Capital Committee Member - $7,500

–	Nominating and Governance Committee Chair - $10,000

–	Nominating and Governance Committee Member - $7,500

•	Annual grant of shares of restricted stock with a target value of $160,000

Following an analysis conducted by Mercer, on January 31, 2025, the Board increased the annual retainer for each non-employee director from $65,000 to $75,000, effective immediately following the annual meeting of stockholders in April 2025, to align director compensation with market. On January 30, 2025, the Compensation and Human Capital Committee approved a grant of 318 shares of restricted stock to each non-employee director based on its decision to award restricted stock with a value of $160,000 using the closing stock price on February 5, 2025. These shares are to be issued on May 1, 2025. No other changes were made to director compensation for 2025.

DIRECTOR COMPENSATION

The following table sets forth all compensation earned by the Company’s non-employee directors for service as a director for the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Di-Ann Eisnor(1)	—	216,612	216,612
Donna E. Epps	82,500	119,196	201,696
John P. Gainor, Jr.(1)	—	199,188	199,188
Kevin A. Henry(1)	—	201,564	201,564
Donald R. James	82,500	119,196	201,696
Randolph W. Melville	110,000	119,196	229,196
Richard D. O’Dell	190,000	119,196	309,196
Jeffrey C. Ward(1)	—	209,088	209,088
Susan F. Ward	90,000	119,196	209,196
(1)

The following directors elected to receive shares of Saia common stock in lieu of cash fees as follows: Ms. Eisnor, 246 shares in lieu of $97,500 in cash fees; Mr. Gainor, 202 shares in lieu of $80,000 in cash fees; Mr. Henry, 208 shares in lieu of $82,500 in cash fees; and Mr. Ward, 227 shares in lieu of $90,000 in cash fees. The grant date fair value of these shares is included in the Stock Awards column.

(2)

This column represents the dollar amount of aggregate grant date fair value of stock granted in 2024 computed in accordance with FASB ASC Topic 718. See Note 8 to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2024 for valuation assumptions used. Stock awards shown in this column include the shares issued in lieu of cash fees as described in footnote 1 and 301 shares of restricted stock granted to each non-employee director under the 2018 Omnibus Incentive Plan, described below. All shares were issued on May 1, 2024. The 301 shares of restricted stock is the only restricted stock held by the non-employee directors at December 31, 2024. Mr. Gainor, Mr. Henry, Mr. Melville and Mr. Ward elected to defer receipt of their shares pursuant to the Directors’ Deferred Fee Plan, discussed below.

2018 Omnibus Incentive Plan

Under the 2018 Omnibus Incentive Plan, each non-employee director receives an annual grant of restricted stock, with the number of shares determined by the Compensation and Human Capital Committee and with the value on the grant date not to exceed $500,000. The shares of restricted stock are issued on the first business day in May each year following the annual meeting of stockholders. For 2024, each non-employee director received 301 shares of restricted stock on May 1, 2024 based on the determination by the Compensation and Human Capital Committee to award non-employee directors restricted stock with a value of $160,000 using the closing stock price on February 6, 2024. The shares of restricted stock are subject to a one-year cliff vesting restriction, subject to earlier vesting upon cessation of the director’s service on the Board (other than for cause) or upon a change in control of the Company.

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CORPORATE GOVERNANCE

Under the 2018 Omnibus Incentive Plan, each non-employee director has the option to receive up to 100% of his or her annual Board and Committee retainers in shares of common stock in lieu of cash, with the value of the shares to be computed by reference to the fair market value of Saia’s common stock on the date of grant.

Directors’ Deferred Fee Plan

Under the Director’s Deferred Fee Plan, non-employee directors may elect to defer all or a portion of their annual fees and retainers earned. The deferrals are converted into units equivalent to the value of Company common stock. Upon the director’s termination, death or disability, accumulated deferrals are distributed in the form of Company common stock in accordance with elections made by the directors. The following non-employee directors held units under the Director’s Deferred Fee Plan as of December 31, 2024, for the following number of shares: Ms. Epps 548 shares; Mr. Gainor 17,718 shares; Mr. Henry 2,399 shares; Mr. Melville 22,585 shares; Mr. Ward 56,600 shares and Ms. Ward 2,104 shares.

Other

All non-employee directors are reimbursed for travel and other out-of-pocket expenses related to Board and Committee meetings. Saia provides customary liability insurance for its directors and officers. The annual cost of this coverage for 2024 was $1.1 million. See “Related Party Transactions” for a detailed description of indemnification agreements that Saia has with its directors.

Director Stock Ownership Guidelines

In order to align non-employee directors’ interests with those of the Company and its stockholders, the Board has approved stock ownership guidelines for the Company’s non-employee directors. Under the guidelines, non-employee directors have three years from the date they joined the Board to acquire shares of the Company’s common stock valued at five times the then-current annual retainer for non-employee directors. Units held in the Company’s Director’s Deferred Fee Plan are included as units of stock for the purposes of the guidelines. Under Company policy, non-employee directors are precluded from selling shares earned as a director until the director is in compliance with the stock ownership guidelines. All of our non-employee directors have met their objectives within the three-year time requirement.

Majority Voting Standard for Director Elections

The election of directors at the 2025 annual meeting of stockholders is an uncontested election under the Company’s Bylaws. Because this is an uncontested election, a nominee for director is elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions will not affect the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. If an incumbent director fails to receive a majority of the vote for re-election in an uncontested election, the Nominating and Governance Committee of the Board will act on an expedited basis to determine whether to accept the director’s previously tendered irrevocable resignation and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the Nominating and Governance Committee and the Board will consider any factors they deem relevant. Any director who fails to receive a majority of the vote for re-election will not participate in the Nominating and Governance Committee recommendation or Board decision whether to accept the tendered resignation.

Election to the Company’s Board of Directors in a contested election is by a plurality of the votes cast at any meeting of stockholders having a quorum. An election will be considered contested if (i) the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in the Company’s Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the 10th day before the Company first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders are not permitted to vote against a nominee.

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CORPORATE GOVERNANCE

Board Meetings, Committees of the Board and Board Leadership Structure

Attendance at Board and Committee Meetings; Executive Sessions

The Board of Directors held six meetings in 2024. Each director attended at least 75% of the meetings convened by the Board and the applicable Committees during such director’s service on the Board during 2024.

Executive sessions of independent directors are held as part of each regularly scheduled meeting of the Board. The sessions of the independent directors are chaired by the Lead Independent Director.

Annual Evaluation Process of the Board and Committees

With oversight by the Nominating and Governance Committee, the Board of Directors and each of its Committees conducts annual performance evaluations that are intended to determine whether the Board and its Committees are functioning effectively and to provide the directors the opportunity to reflect upon and improve processes and effectiveness. Each Committee and the full Board reviews and discusses the results of the Committee and Board evaluations. The goal is to use the results of the assessment process to enhance the functioning of the Board and the Committees and assist the Board and Committees to carry out their oversight functions.

Director Orientation and Continuing Education

The Company conducts an orientation program for each new director that includes, among other things, a review of the Company’s business strategy and operations, technology, financial condition, legal and regulatory framework and other relevant topics. The Company also provides continuing education opportunities and programs for current directors. These programs include presentation by outside subject matter experts, participation in governance and industry seminars and visits to Company facilities.

Board Leadership Structure

Saia’s Board structure provides for a Chief Executive Officer separate from the Chairman of the Board. The Board believes maintaining separate roles allows the Chairman to devote his time and attention to matters of Board oversight and governance and allows the Chief Executive Officer to focus his time and energy managing the business.

The Board of Directors designates a director to serve as Chairman of the Board and selected Richard D. O’Dell to serve as Chairman. The primary responsibilities of the Chairman are to:

•	Preside at all meetings of the Board and provide leadership in Board deliberations;

•	Preside at all stockholder meetings;

•	Prepare, in collaboration with the Chief Executive Officer and Lead Independent Director, Board meeting schedules and agendas;

•	Provide support and advice to the Chief Executive Officer;

•	Participate in the identification and recruitment of potential non-employee directors;

•	Support the Chief Executive Officer in serving as an ambassador for the Company with stockholders, customers and industry groups;

•	With the Lead Independent Director, provide input concerning the performance of the Chief Executive Officer and participate in discussions with the Chief Executive Officer concerning performance; and

•	Participate in planning for Chief Executive Officer succession.

Because the Board has determined that Mr. O’Dell is not independent under Nasdaq rules and regulations, the Board also utilizes a Lead Independent Director, who is selected by the independent directors. The independent directors

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CORPORATE GOVERNANCE

elected Randolph W. Melville as Lead Independent Director in 2024. The primary responsibilities of the Lead Independent Director are to:

•	Prepare, in collaboration with the Chief Executive Officer and Chairman, Board meeting schedules and agendas;

•	Advise the Chairman as to the quality, quantity and timeliness of the flow of information to the non-employee directors;

•	Chair all meetings of the Board at which the Chairman is not present;

•	Coordinate, develop the agenda for, chair and moderate meetings of independent directors, and generally act as principal liaison between the independent directors and the Chairman;

•	With the Chairman, provide input concerning the performance of the Chief Executive Officer and participate in discussions with the Chief Executive Officer concerning performance; and

•	Provide input to the Nominating and Governance Committee regarding the appointment of chairs and members of the various Committees.

In addition, the Lead Independent Director has the authority to call meetings of independent directors. If requested by major stockholders, the Lead Independent Director will make himself reasonably available for direct communication.

Board’s Role in Corporate Strategy

The Board is actively involved in overseeing, reviewing and guiding the Company’s corporate strategy. The Board formally reviews the Company’s business strategy, including the risks and opportunities facing the Company and its business, at an annual strategic planning session. In addition, long-range strategic issues are discussed as a matter of course at regular Board meetings. The Board regularly discusses corporate strategy throughout the year with management formally as well as informally and during executive sessions of the Board as appropriate. As discussed in “Board’s Role in Risk Management Process” below, the Board views risk management and oversight as an integral part of the strategic planning process, and provides oversight of management’s process to identify, manage and mitigate risks inherent in the Company’s strategic plans.

Board’s Role in Risk Management Process

The Company’s senior management has the responsibility to develop and implement the Company’s strategic plans and to identify, evaluate, manage, and mitigate the risks inherent in those plans. It is the responsibility of the Board to oversee the development and execution of the Company’s strategic plans and to understand the associated risks and the steps that senior management is taking to manage and mitigate those risks. As part of its risk management oversight, the full Board, based on input from management and the Nominating and Governance Committee, conducts reviews throughout the year to assess the Company’s strategy and risk management, including a review of specific risks, ranking of the likelihood and significance of those risks, and a review of mitigation plans. The Board also periodically receives briefings from outside experts on key risks facing the Company and has full access to management, as well as the ability to engage independent advisors.

The Board executes its oversight responsibility both through active review and discussion of key risks facing the Company and by delegating certain oversight responsibilities to the Board Committees, each of which reports regularly to the full Board. The full Board has retained responsibility for oversight of strategic risks as well as risks not otherwise delegated to one of the Committees, including cybersecurity and safety, in order to keep the full Board directly apprised of these matters and to utilize the expertise of the full Board.

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CORPORATE GOVERNANCE

The following is a summary of the general risk oversight functions of the Committees:

COMMITTEE RISK OVERSIGHT

Audit Committee	Nominating and Governance Committee	Compensation and Human Capital Committee

The Audit Committee oversees Company risks relating to accounting and financial reporting, and legal and regulatory compliance.

To satisfy these responsibilities, the Committee meets regularly with the Company’s Chief Financial Officer, Chief Accounting Officer, Director of Internal Audit, outside legal counsel, KPMG LLP and other members of management.

The Committee receives regular reports relating to issues such as the status and findings of audits being conducted by the internal and independent auditors, the status of material litigation and other contingent liabilities, and changes in accounting requirements or practices that could affect the content or presentation of the Company’s financial statements.

The Committee is also responsible for reviewing any “hot-line” or other reports concerning accounting, internal controls or auditing matters.

The Nominating and Governance Committee oversees risks relating to board leadership and effectiveness, and corporate governance matters. The Committee also oversees the overall enterprise risk management process and risks related to sustainability and climate change.

To assist the Committee in discharging its responsibilities, it meets with outside legal counsel and with the officers of the Company responsible for relevant risk areas.

The Compensation and Human Capital Committee oversees risks relating to the Company’s executive compensation and benefits programs and reviews annually policies and practices to determine whether they are reasonably likely to meet the Committee’s objectives for executive pay and to ensure that the Company’s compensation practices present no risk of a material adverse effect on the Company. The Committee also assists the Board in its oversight of the Company’s human capital management strategies and practices, which may include culture, recruitment and retention, development, training and talent management, employee wellness and safety, pay equity practices and such other functions as it shall deem relevant.

To assist it in satisfying these oversight responsibilities, the Committee has retained its own independent compensation consultant and meets regularly with management to assess the financial, human resources and shareholder implications of its compensation decisions.

Succession Planning

Succession planning and leadership development are key priorities for the Board and management. The Board regularly reviews the Company’s human capital related activities in support of the Company’s business strategy, which includes a discussion of the Company’s training and development programs, leadership bench and succession plans with a focus on key positions at the senior executive level and other critical roles. The Board also has regular and direct exposure to high potential leaders through formal Board and Committee presentations and informal events.

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CORPORATE GOVERNANCE

Board Committees

The Board of Directors has an Audit Committee, a Compensation and Human Capital Committee and a Nominating and Governance Committee, each of which is comprised entirely of independent directors. Current Committee memberships are as follows:

Audit Committee	Compensation and Human Capital Committee	Nominating and Governance Committee
Susan F. Ward, Chair Di-Ann Eisnor Donna E. Epps Kevin A. Henry Donald R. James	Di-Ann Eisnor, Chair John P. Gainor, Jr. Kevin A. Henry Randolph W. Melville Jeffrey C. Ward	Jeffrey C. Ward, Chair Donna E. Epps John P. Gainor, Jr. Donald R. James Randolph W. Melville

Each of the Committees acts pursuant to a written charter adopted by the Board. A copy of each Committee charter is available on the Company’s website, www.saia.com/about-us/investor-relations/governance.

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”). The Audit Committee held five meetings in 2024. The functions of the Audit Committee are described in the Audit Committee Charter and include, among others, the following:

•	Review the adequacy and quality of Saia’s accounting and internal control systems;

•	Review Saia’s financial reporting process on behalf of the Board of Directors;

•	Oversee the entire audit function, both internal and independent, including the selection and compensation of the independent registered public accounting firm;

•	Review the Company’s major financial reporting exposures concerning risk assessment and management and the steps management has taken to monitor and control such exposures;

•	Review the Company’s legal and regulatory compliance; and

•	Provide an effective communication link between the auditors (internal and independent) and the Board of Directors.

The Board of Directors has determined that Ms. Ward and Ms. Epps are “audit committee financial experts,” as defined by applicable rules of the Securities and Exchange Commission. Each member of the Audit Committee meets the definition of an independent director under applicable Nasdaq rules.

Compensation and Human Capital Committee

The Compensation and Human Capital Committee held six meetings in 2024. The functions of the Compensation and Human Capital Committee are described in the Compensation and Human Capital Committee Charter and include, among others, the following:

•

Determine the salaries, bonuses and other remuneration and terms and conditions of employment of the Named Executive Officers of Saia, except as to the Chief Executive Officer, the Committee makes a recommendation as to compensation, which is then finally determined by the Board;

•	Supervise the administration of Saia’s incentive compensation and equity-based compensation plans and approve grants under those plans;

•	Establish Saia’s executive officer compensation policies and recommend to the Board the compensation of non-employee directors; and

•	Assist the Board in its oversight of the Company’s human capital management strategies and practices.

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CORPORATE GOVERNANCE

Each member of the Compensation and Human Capital Committee qualifies as (i) an independent director under applicable Nasdaq rules and Rule 10C-1 of the Securities Exchange Act of 1934; and (ii) a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934.

The Compensation and Human Capital Committee retained Mercer as its executive compensation consultant to provide information and analysis of executive compensation trends and practices and to make recommendations regarding executive compensation. Mercer reports directly to and takes direction from the Compensation and Human Capital Committee, pursuant to an engagement agreement that is entered into on an annual basis and that may be terminated at any time. The Committee periodically meets with the Mercer consultant outside the presence of management to discuss executive compensation philosophy, composition of peer groups, to recommend specific levels of compensation and to ensure that Mercer receives from management the information required to perform its duties on a timely basis.

For 2024, the Company paid Mercer $0.1 million for executive and director compensation services rendered to the Compensation and Human Capital Committee. Mercer is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”). Since 2010, including during 2024, the Company has used Marsh USA, Inc., an affiliate of MMC, to provide insurance brokerage services, based on a determination made by management of the expertise of Marsh USA, Inc. in providing insurance brokerage services for the transportation industry. The Company paid Marsh USA, Inc. $1.9 million in fees in 2024 for such insurance brokerage services (this amount does not include insurance premiums that are paid through Marsh USA, Inc. to insurance carriers on behalf of Saia).

In connection with the Compensation and Human Capital Committee’s consideration of the independence of Mercer, the Committee confirmed with Mercer that:

•	The Mercer consultant receives no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or any of its affiliates;

•	The Mercer consultant is not responsible for selling other Mercer or affiliate services to the Company;

•

Mercer’s professional standards prohibit the individual consultant from considering any other relationships Mercer or any of its affiliates may have with the Company in rendering their advice and recommendations;

•	The Mercer consultant has no business or personal relationships with any members of Saia management or the Board other than providing executive compensation consulting; and

•	The Mercer consultant and his immediate family members own no shares of Saia’s common stock.

In its evaluation of the relationship with Mercer, the Compensation and Human Capital Committee also reviewed the protocols used by the Committee in its dealings with Mercer which include:

•	The Committee has sole authority to retain and terminate Mercer at any time;

•	The Mercer consultant has direct access to the Committee without management intervention;

•	The Committee has in place a process to formally evaluate the quality and objectivity of the services provided by Mercer each year and determine whether to continue to retain Mercer;

•	The Committee has in place rules for the engagement which limit how the individual Mercer consultant may interact with management; and

•

The Committee periodically meets with the Mercer consultant outside the presence of management to discuss executive compensation philosophy and specific levels of compensation and ensure that Mercer receives from management the information required to perform its duties in a timely manner.

Following this assessment of the relationship of Mercer and its affiliates with the Company, the Compensation and Human Capital Committee concluded that Mercer’s work for the Committee does not raise any conflict of interest and that Mercer qualified as independent.

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CORPORATE GOVERNANCE

Nominating and Governance Committee

The Nominating and Governance Committee held three meetings in 2024. The functions of the Nominating and Governance Committee are described in the Nominating and Governance Committee Charter and include, among others, the following:

•	Review the size and composition of the Board and make recommendations to the Board as appropriate;

•	Advise and make recommendations to the Board on corporate governance matters;

•	Review criteria for election to the Board and recommend candidates for Board membership;

•	Review the structure and composition of Board committees and make recommendations to the Board as appropriate;

•	Develop and oversee an annual self-evaluation process for the Board and its committees;

•

Review the Company’s major enterprise risk assessment and management processes, including sustainability and climate change risks but excluding risk elements retained by the full Board or designated to a Board committee;

•	Provide oversight of corporate ethics issues and at least annually assess the adequacy of the Company’s Code of Business Conduct and Ethics; and

•	Provide oversight on management succession issues.

Each member of the Nominating and Governance Committee meets the definition of an independent director under applicable Nasdaq rules.

Stockholder Communications with the Board of Directors

Stockholders seeking to communicate with the Board of Directors should submit their written correspondence to the Secretary of the Company, Saia, Inc., 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097. The Secretary of the Company will forward all such communications (excluding routine advertisements and business solicitations and communications that the Secretary of the Company, in his or her sole discretion, deems to be a security risk or for harassment purposes) to each member of the Board of Directors, or if applicable, to the individual director(s) named in the correspondence. Subject to the following, the Chairman of the Board and the Lead Independent Director will receive copies of all stockholder communications, including those addressed to individual directors. The Secretary will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other Board materials in advance of the next scheduled Board meeting.

The Company’s Corporate Governance Guidelines provide that absent unusual circumstances, directors are expected to attend all annual meetings of stockholders. All members of the Board of Directors attended the 2024 annual meeting of stockholders.

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Stock Ownership

Directors and Executive Officers

The following table sets forth the amount of Saia’s common stock beneficially owned by each director and each executive officer named in the Summary Compensation Table on page 39 and all directors and executive officers as a group, as of January 15, 2025. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

	Amount and nature of beneficial ownership
Name of Beneficial Owner	Shares Beneficially Owned(1)	Rights to Acquire Beneficial Ownership(2)	Total	Percent of Class(3)	Shares Held Under Deferral Plans(4)
Di-Ann Eisnor	5,243	—	5,243	*	—
Donna E. Epps	1,884	—	1,884	*	548
John P. Gainor, Jr.	1,282	—	1,282	*	17,718
Kevin A. Henry	—	—	—	*	2,399
Frederick J. Holzgrefe, III	4,016	18,767	22,783	*	8,027
Donald R. James	1,370	—	1,370	*	—
Randolph W. Melville	—	—	—	*	22,585
Richard D. O’Dell	2,590	—	2,590	*	—
Jeffrey C. Ward	7,079	—	7,079	*	56,600
Susan F. Ward	680	—	680	*	2,104
Matthew J. Batteh	765	3,271	4,036	*	334
Douglas L. Col(6)	—	6,140	6,140	*	3,587
Raymond R. Ramu	842	7,022	7,864	*	9,672
Patrick D. Sugar	2,784	4,217	7,001	*	381
Anthony R. Norwood	115	1,908	2,023	*	—
All directors and executive officers as a group (15 persons)(5)	36,067	38,233	74,300	0.3%	128,215

*	Denotes less than 1%

(1)	Includes common stock owned directly and indirectly.

(2)

Number of shares that can be acquired on January 15, 2025 or within 60 days thereafter through the vesting of restricted stock or the exercise of stock options. These shares are excluded from the “Shares Beneficially Owned” column.

(3)

Based on the number of shares outstanding on January 15, 2025 (26,598,512) and includes the number of shares subject to acquisition by the relevant beneficial owner within 60 days thereafter. Including the number of shares subject to acquisition by the relevant beneficial owner pursuant to the Company’s Directors’ Deferred Fee Plan or Executive Capital Accumulation Plan upon such beneficial owner’s termination of services as a director or employee, the Percent of Class for all directors and executive officers as a group equals 0.8%.

(4)

Represents shares of common stock from phantom stock units on an as converted basis as of January 15, 2025, receipt of which has been deferred pursuant to the Company’s Directors’ Deferred Fee Plan or Executive Capital Accumulation Plan. The value of the phantom stock units deferred pursuant to the Company’s Directors’ Deferred Fee Plan and Executive Capital Accumulation Plan track the performance of the Company’s common stock and the phantom stock units are payable in stock upon the relevant beneficial owner’s termination of service as director or employee.

(5)	Includes directors and current executive officers, which includes one executive officer who is not a Named Executive Officer and excludes Douglas L. Col because he is not a current executive officer.

(6)

Mr. Col stepped down as Executive Vice President and Chief Financial Officer on May 13, 2024 and remained with the Company as an advisor until his retirement on February 15, 2025. The beneficial ownership information for Mr. Col is based on information in the last Form 4 filed by Mr. Col on February 14, 2024.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation philosophy and programs, the decisions the Compensation and Human Capital Committee (the “Compensation Committee”) has made under those programs and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers for 2024, who were:

•	Frederick J. Holzgrefe, III, President & Chief Executive Officer

•	Matthew J. Batteh, Executive Vice President & Chief Financial Officer

•	Douglas L. Col, Former Executive Vice President & Chief Financial Officer

•	Raymond R. Ramu, Executive Vice President & Chief Customer Officer

•	Patrick D. Sugar, Executive Vice President Operations

•	Anthony R. Norwood, Executive Vice President & Chief Human Resources Officer

Mr. Col stepped down as Executive Vice President and Chief Financial Officer and Mr. Batteh replaced him in the position, effective on May 13, 2024. Mr. Col remained with the Company as an advisor until his retirement on February 15, 2025.

Executive Summary

The following provides an overview of our compensation philosophy, including the focus on pay for performance, best practice pay programs and alignment of the interests of Saia’s executives with those of Saia’s stockholders. Details about the compensation awarded to Saia’s Named Executive Officers can be found in the Summary Compensation Table and related compensation tables in this proxy statement.

•	Saia relates pay to performance to incent executives to achieve corporate objectives.

The Company’s executive compensation program is designed to link pay with performance by requiring that a significant portion of each executive’s target compensation is at risk and is earned based on achieving corporate financial and operating targets, total stockholder return and stock price appreciation.

•	Saia aligns executives’ interests with those of our stockholders.

All long-term compensation is paid through equity awards in the form of performance stock units and restricted stock. The Company maintains stock ownership guidelines for the executive officers to further align the interests of our executive officers with our stockholders.

•	Saia’s executive compensation program is market-based and is assessed annually.

Saia’s executive compensation program is designed to provide target compensation around the 50th percentile of market but can be higher or lower for an executive based on individual performance, tenure, additional responsibility of the executive and for retention and succession planning purposes. The Compensation Committee retains an independent executive compensation consultant to assist with an annual review of executive compensation trends and practices and to make recommendations regarding the Company’s executive compensation program.

•	Say-on-Pay results support our compensation policies and practices.

In accordance with the recommendations of our stockholders, Saia holds a stockholder advisory “say-on-pay” vote on an annual basis. In 2024, holders of 96.6% of Saia’s stock voting on the matter approved, on an advisory basis, the compensation paid to Saia’s Named Executive Officers as described in the 2024 proxy statement. The Compensation Committee believes this vote demonstrates strong support by our stockholders of our compensation philosophy and goals and the compensation decisions made by the Committee. Based on strong say-on-pay voting results in recent years, the Compensation Committee was encouraged to continue its practices in determining executive compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

Key Features of Saia’s Executive Compensation Program

What Saia Does	What Saia Doesn’t Do
✓ Links a significant portion of pay to Company performance	✗ No “single-trigger” change-of-control cash payments

✓ Encourages stock ownership by using stock ownership guidelines for all officers at two to five times their base salary	✗ No stock option repricing or option grants below market value

✓ Mitigates risk taking by emphasizing long-term equity incentives and placing caps on potential payments	✗ No hedging transactions, pledges or margin accounts with respect to Company stock

✓ Assesses executive compensation against a representative and relevant peer group to assist in setting compensation	✗ No excessive perquisites

✓ Maintains clawback policies	✗ No significant Company cash payments upon death or disability

✓ The Compensation Committee uses an independent compensation consultant	✗ No tax gross-up provisions

Financial and Operating Performance

The following graphs highlight Saia’s financial and operating performance for fiscal years 2022-2024:

(1)	Operating ratio is the calculation of operating expenses divided by operating revenue.

Executive Compensation Changes for 2024

Based on the strong support of our stockholders to our executive compensation philosophy, goals and decisions, as expressed in recent say-on-pay votes, the Compensation Committee did not make significant changes to the executive compensation program for 2024. Changes made to compensation of the Named Executive Officers for 2024 include:

•

In recognition of his strong performance as Chief Executive Officer, including managing industry consolidation during 2023 and positioning the Company to acquire significant real estate assets, the Compensation Committee recommended to the full Board and the Board approved an increase in Mr. Holzgrefe’s long-term equity plan target percentage for 2024 from 300% to 350% of his base salary. This percentage was selected to approximate the 50th percentile of market.

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COMPENSATION DISCUSSION AND ANALYSIS

•

In connection with his promotion to Executive Vice President and Chief Financial Officer on May 13, 2024, Mr. Batteh’s base salary was set at $435,000, his annual incentive plan target percentage was set at 75% of his base salary and his long-term equity plan target percentage was set at 125% of his base salary. This package places Mr. Batteh’s overall compensation at approximately the 25th percentile of market. Mr. Batteh also received a grant of 1,364 shares of restricted stock on May 13, 2024, with an initial valuation of $550,000, which vest 25% on May 13, 2027, 25% on May 13, 2028 and 50% on May 13, 2029.

•

Mr. Norwood’s long-term equity plan target percentage for 2024 was increased from 75% to 85% of his base salary because of his strong performance as Executive Vice President and Chief Human Resources Officer since joining the Company in 2022.

The Compensation Committee approved a 4% base salary increase for the Named Executive Officers, effective on January 1, 2024, following a recommendation of the Committee’s executive compensation consultant.

Executive Compensation Oversight

Role of Compensation Committee

Saia’s executive compensation program is designed and administered by the Compensation Committee, which is made up entirely of independent directors. The Compensation Committee, with the assistance of Mercer, its independent compensation consultant, annually reviews the Company’s compensation philosophy, the overall design of the compensation program and the elements of each component of compensation. In making decisions about compensation for the Named Executive Officers, as described in the compensation tables in this proxy statement, the Compensation Committee takes the following factors into consideration, among others, although none of these factors is determinative individually:

•	The competitive environment for recruiting and retaining senior executives, including compensation trends, best practices, and executive compensation paid by our industry peers;

•	The individual’s tenure, performance, experience and future advancement potential;

•	The Company’s past financial and operating performance, as well as the strategic plan for future periods;

•	The current economic conditions and the competitive market environment in which the Company operates;

•	The Company’s stock ownership and retention policies;

•	Each Named Executive Officer’s historical total compensation, including the value of all outstanding equity awards granted to the Named Executive Officer, and future compensation opportunities; and

•	Internal pay equity.

The Compensation Committee reviews and approves all elements of our executive compensation program, other than Mr. Holzgrefe’s compensation, which is approved by the full Board, based on an assessment of his performance conducted by the Board and based on the recommendation of the Compensation Committee. Mr. Holzgrefe makes recommendations to the Compensation Committee concerning the compensation of his direct reports and provides performance reviews to assist the Compensation Committee in setting executive compensation.

Role of Compensation Consultant

The Compensation Committee retained Mercer as its executive compensation consultant to provide information and analysis of executive compensation trends and practices and to make recommendations regarding executive compensation. Mercer reports directly to and takes direction from the Compensation Committee. The Committee enters into an engagement agreement with Mercer on an annual basis, following a formal evaluation of their performance, and may terminate the engagement at any time. The Committee periodically meets with the Mercer consultant outside the presence of management to discuss executive compensation philosophy, composition of peer groups, to recommend specific levels of compensation and to ensure that Mercer receives from management the information required to perform its duties on a timely basis.

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COMPENSATION DISCUSSION AND ANALYSIS

Additional Information

Additional information about the structure and practices of the Compensation Committee and role of the compensation consultant is presented under the headings Corporate Governance – Board Meetings, Committees of the Board and Leadership Structure and Board Committees – Compensation and Human Capital Committee in this proxy statement.

Executive Compensation Philosophy

The Compensation Committee believes that the executive compensation program should link pay with performance and should attract, motivate, reward and facilitate the retention of the executive talent required to achieve corporate objectives and to create value for the Company’s stockholders. We seek to align the interests of our executives with those of our stockholders through an annual incentive plan based on annual operating income and operating ratio because we believe those metrics are important in determining our stock price, and through long-term equity incentives in the form of performance stock units and restricted stock. Our compensation program has achieved strong support from our stockholders with over 96.6% of the shares voting on the matter at the 2024 annual stockholders meeting having voted in favor of approval of the compensation of our Named Executive Officers, as disclosed in the 2024 proxy statement.

Executive Compensation Components

The specific components, key characteristics and objectives of Saia’s executive compensation program are:

Component	Key Characteristics	Objective
Base Salary	Fixed cash compensation.	Provide fixed compensation for performing daily responsibilities.
Annual Incentives	Performance-based incentive payable in cash upon attaining specific corporate annual operating income and operating ratio targets.	Motivate and reward executives for corporate achievement of specific annual performance objectives.
Long-Term Incentives	Multi-year performance-based incentive generally granted annually as a combination of performance stock units and restricted stock. The number of performance stock units earned is based on Saia’s total stockholder return compared to that of a peer group, over a three-year period. Restricted stock vests over a three- to five-year period.	Motivate and reward executives for increasing stockholder value over time. Restricted stock is also used for executive retention.
Other Benefits and Perquisites	Customary benefits, including paid holidays, vacation, medical, disability and life insurance, 401(k) plan, a deferred compensation plan and perquisites.	Provide executive benefits consistent with those provided by our peers and for executive retention.
Post-Employment Compensation	Severance agreement providing for a payment equal to annual base salary upon a termination without cause and a double-trigger change of control agreement.	Promote recruitment and retention and support non-competition, non-disclosure and non-solicitation agreements.

Pay Equity

To create stockholder value and motivate its employees, the Company is committed to internal and external pay equity. To assess internal pay equity, the Compensation Committee annually reviews the relationship between the compensation of the Chief Executive Officer to that of other Named Executive Officers and salaried employees generally. During the past three years, the Chief Executive Officer’s total direct compensation (salary and short- and long-term incentive awards) has been approximately 2.28 times the total direct compensation of the next highest paid Named Executive Officer, which the Committee believes is an appropriate multiple based on the additional responsibilities of the Chief Executive Officer. To test external pay equity, the Committee annually reviews compensation data for similar positions at peer group companies, described below, in the transportation industry with revenues comparable to Saia’s and data from general industry surveys.

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COMPENSATION DISCUSSION AND ANALYSIS

Market Review

To assist the Compensation Committee in determining the design, components and levels of compensation for the Company’s executive officers, the Committee annually reviews compensation data for similar positions at a select group of transportation peer companies and based on published general industry surveys. The peer group is comprised of U.S. publicly traded transportation companies with annual revenues of approximately one-half to three times Saia’s revenues. The Committee also reviews published industry survey data provided by Mercer, including the Mercer U.S. Executive Remuneration Suite and the Willis Towers Watson Top Management Compensation Survey. With input from Mercer, the Committee selected these transportation peers and industry sources because it believes companies with a scale comparable to Saia’s are our primary competitors for executive talent and provide a sound basis to assess Saia’s executive compensation.

The peer group used by the Compensation Committee in 2023 to assist in setting compensation for 2024 was:

Company	Transportation Business	2023 Revenues (in millions)
XPO, Inc.	Trucking	$7,744
Knight-Swift Transportation Holdings Inc.	Trucking	$7,142
Old Dominion Freight Line, Inc.	Trucking	$5,866
Schneider National, Inc.	Trucking	$5,499
Landstar System, Inc.	Trucking	$5,303
ArcBest Corporation	Trucking	$4,483
Hub Group, Inc.	Air Freight & Logistics	$4,203
RXO, Inc.	Trucking	$3,927
Werner Enterprises, Inc.	Trucking	$3,283
Matson, Inc.	Marine	$3,095
Kirby Corporation	Marine	$3,092
Air Transport Services Group, Inc.	Air Freight & Logistics	$2,071
Universal Logistics Holdings	Trucking	$1,662
Forward Air Corporation	Air Freight & Logistics	$1,645
Marten Transport, Ltd.	Trucking	$1,131
Saia, Inc.	Trucking	$2,881

Some of the peer group companies have substantial stock ownership by executives. If the stock ownership amounts were disclosed by the peer group company to have a material impact on their executive compensation levels, the specific compensation element is excluded from the competitive data and associated analysis as determined by Mercer.

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION DECISIONS FOR 2024

Pay Mix

The following graph sets forth the key components of compensation and pay mix for the Named Executive Officers based on target payout levels for 2024:

Base Salary

In setting base salary for an executive, the Compensation Committee uses an average of the median of the base salaries paid by peer group companies and the published general industry survey data as the general reference point because it believes that average is a reasonable and appropriate representation of competitive base salary levels in the market for similar roles and talent. The Compensation Committee has the discretion to adjust the base salary above or below the market average as it deems appropriate. Reasons for making such adjustments can include tenure of the executive in the position, job performance, additional responsibilities of the executive, executive retention and succession planning. The Compensation Committee generally increases base salaries as of January 1st each year, based on a market analysis provided by Mercer.

Each of the Named Executive Officers received a 4% increase in base salary effective on January 1, 2024. The 4% increase was set by the Compensation Committee following a recommendation of Mercer based on their analysis of base salaries paid by peer group companies and in general industry.

Mr. Batteh’s base salary for 2024 in connection with his promotion to Executive Vice President and Chief Financial Officer was set at $435,000, which is approximately at the 25th percentile of average base salaries paid to chief financial officers of peer group companies and in general industry.

Annual Cash Incentives

Annual cash incentive awards are used to reward executives for achievement of corporate annual operating income and operating ratio targets for the year. The annual cash incentive awards provide for threshold, target and maximum payouts as a percentage of base salary for each executive. The Committee elected not to change this methodology used in the annual incentive plan for 2024.

In setting an executive’s target annual incentive percentage, the Compensation Committee uses an average of the median of annual cash incentive targets of the peer group companies and the published industry surveys as the general reference point because it believes that average is a reasonable and appropriate representation of competitive annual cash incentive

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COMPENSATION DISCUSSION AND ANALYSIS

levels in the market for similar roles and talent. The Compensation Committee has the discretion to adjust the target percentage above or below the market average as it deems appropriate. Reasons for making such adjustment can include tenure of the executive in the position, job performance, additional responsibilities of the executive, internal pay equity, executive retention and succession planning.

For 2024, if the Company achieves its maximum performance target under the plan, the executive receives 200% of his or her target, at target corporate performance, the executive receives 100% of his or her target and at threshold corporate performance, the executive receives 25% of his or her target. No incentive is earned if corporate performance is below threshold.

There were no changes to the annual incentive target percentages for the Named Executive Officers for 2024, except as follows:

•

Mr. Batteh’s annual incentive target percentage for 2024 in connection with his promotion to Executive Vice President and Chief Financial Officer was set at 75% of his base salary. This target was selected by the Compensation Committee to approximate the 50th percentile of the average of median annual cash incentive targets for chief financial officers of the peer group companies and the published industry surveys.

Consistent with the goal of maintaining a broad talent slate for those interviewing for management level positions at Saia, the annual incentive plan for 2024 provides that if interview pools during the year for 90% or more of open positions for director-level employee positions and above do not have at least one diverse candidate, the annual incentive payouts for the Named Executive Officers (and other direct reports to the CEO) for the year is reduced by ten percentage points.

Potential Payouts of Annual Cash Incentives for 2024

For 2024 the potential payouts under the annual incentive awards for the Named Executive Officers were as follows:

		Payout as a % of Base Salary
Named Executive Officer	Title	Threshold	Target	Maximum
Frederick J. Holzgrefe, III	President & Chief Executive Officer	27.5%	110.0%	220.0%
Matthew J. Batteh	Executive Vice President & Chief Financial Officer	18.8%	75.0%	150.0%
Douglas L. Col	Executive Vice President & Chief Financial Officer, Retired	20.0%	80.0%	160.0%
Raymond R. Ramu	Executive Vice President & Chief Customer Officer	20.0%	80.0%	160.0%
Patrick D. Sugar	Executive Vice President of Operations	20.0%	80.0%	160.0%
Anthony R. Norwood	Executive Vice President & Chief Human Resources Officer	15.0%	60.0%	120.0%

Corporate Performance Targets and Actual Performance for 2024

For 2024, the annual cash incentive awards for the Named Executive Officers were based 50% on achieving an annual operating income target and 50% on achieving an annual operating ratio target. The Compensation Committee believes using an operating income target rather than an earnings per share target more closely reflects actual performance of management for the year by eliminating the impact of changes to the effective tax rate. Saia uses operating ratio as a performance metric because it is an objective measure of profitability of Saia’s business, is a common measure of profitability within the industry and can have a direct impact on Saia’s stock price. Operating ratio is defined as operating expenses divided by operating revenue. Real estate gains and losses, one-time charges and integration charges are excluded from the calculation at the discretion of the Compensation Committee.

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COMPENSATION DISCUSSION AND ANALYSIS

Operating income and operating ratio targets for 2024 were set by the Compensation Committee considering past performance, the strategic plan, current economic conditions and other forecasts of performance for the year. The performance targets and actual performance for 2024 were as follows:

	Threshold	Target	Maximum	Actual
Operating income (in millions) (50% weighting)	$509.4	$589.2	$695.6	$482.2
Operating ratio (50% weighting)(1)	84.8%	82.4%	79.2%	85.0%

(1)	Operating ratio is the calculation of operating expenses divided by operating revenue.

Based on actual operating income and operating ratio results for 2024, there was no payment under the annual incentive plan to the Named Executive Officers for 2024. See the “2024 Grants of Plan-Based Awards Table” for additional information about annual incentive awards for the Named Executive Officers for 2024.

Long-Term Equity Incentives

The Compensation Committee provides long-term equity awards to the executive officers in the form of performance stock units and restricted stock to align the interests of the executives with the interests of our stockholders, reward executives for stock appreciation over a multi-year period and for executive retention. The Compensation Committee elected not to change the methodology used in determining long-term equity awards for 2024.

Long-term equity awards are typically granted in early February each year after the third trading day following the release of the Company’s financial results for the prior fiscal year. For new hires receiving equity grants, the grant date is typically on or around their hire date. The Company believes that the disclosure of material non-public information should not be manipulated for the purpose of enriching compensation awards. We do not time the release of public information to affect the value of equity-based awards, and we do not time the grant of equity-based awards to take advantage of the disclosure of information. The Company did not grant stock options or stock appreciation rights in 2024.

Long-Term Equity Incentive Plan Targets

The Committee grants long-term equity awards to each Named Executive Officer based on a target percentage of the executive’s base salary. In setting an executive’s target percentage, the Compensation Committee uses an average of the median of the long-term equity incentive targets of the peer group companies and the published industry surveys as the general reference point because it believes that average is a reasonable and appropriate representation of competitive long-term equity incentive levels in the market for similar roles and talent. The Compensation Committee has the discretion to adjust the target percentage above or below the market average as it deems appropriate. Reasons for making such adjustment include tenure of the executive in the position, job performance, additional responsibilities of the executive, executive retention and succession planning.

There were no changes to the long-term equity plan target percentages for the Named Executive Officers for 2024, except as follows:

•

In recognition of his strong performance as Chief Executive Officer, including managing industry consolidation during 2023 and positioning the Company to acquire significant real estate assets, the Compensation Committee recommended to the full Board and the Board approved an increase in Mr. Holzgrefe’s long-term equity plan target percentage for 2024 from 300% to 350% of his base salary. This percentage was selected to approximate the 50th percentile of market.

•

Mr. Batteh’s long-term equity plan target percentage for 2024 in connection with his promotion to Executive Vice President and Chief Financial Officer was set at 125% of his base salary. This percentage was set by the Compensation Committee to be between the 25th and 50th percentiles of the average of median long-term equity incentive targets for chief financial officers of the peer group companies and the published industry surveys.

•

Mr. Norwood’s long-term equity plan target percentage for 2024 was increased from 75% to 85% of his base salary because of his strong performance as Executive Vice President and Chief Human Resources Officer since joining the Company in 2022.

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COMPENSATION DISCUSSION AND ANALYSIS

For 2024, the target long-term equity plan percentages for the Named Executive Officers were as follows:

Named Executive Officer	Title	Target as a % of Base Salary
Frederick J. Holzgrefe, III	President & Chief Executive Officer	350%
Matthew J. Batteh	Executive Vice President & Chief Financial Officer	125%
Douglas L. Col	Executive Vice President & Chief Financial Officer, Retired	165%
Raymond R. Ramu	Executive Vice President & Chief Customer Officer	200%
Patrick D. Sugar	Executive Vice President of Operations	200%
Anthony R. Norwood	Executive Vice President & Chief Human Resources Officer	85%

Components of Long-Term Equity Incentive Awards

For 2024, 50% of a Named Executive Officer’s long-term equity incentive opportunity was granted in performance stock units and 50% in restricted stock.

Why performance stock units?	Why restricted stock?
• Performance-based because the number of shares earned depends on stock price performance and the value of the shares fluctuates based on the stock price.	• Inherent value upon issuance mitigates significant employee compensation swings.

• The number of shares earned is tied to total stockholder return of the Company over a three-year period compared to a peer group, a key metric of executive performance.	• Strong long-term executive retention incentive.

• Rewards executives for increasing Saia’s total stockholder return relative to Company peers over a three-year period.	• Aligns executives’ interests with stockholders and encourages appropriate degree of risk-taking consistent with long-term growth.

Performance Stock Units

For 2024, 50% of the Named Executive Officers’ long-term equity incentive opportunity was awarded in performance stock units, which are paid in shares of Saia common stock to the extent earned. The role of performance stock units is to reward executives for long-term value creation relative to other publicly traded transportation companies. The Compensation Committee believes that measuring Saia stock performance against that of a broad group of transportation companies over a multi-year period provides a key metric for assessing the long-term performance of Saia’s Named Executive Officers. Providing a significant portion of long-term compensation on this basis also aligns the interests of the Named Executive Officers with the interests of our stockholders and helps insure against executives taking excessive or unnecessary risks that might threaten the long-term value of the Company.

The number of shares of stock that are earned by a participant is based on the total stockholder return of Saia compared to the total stockholder return (assuming reinvestment of dividends) of the companies in the broader transportation group over a three-year performance period. At the end of the performance period, the percentile rank of the Company’s total stockholder return is calculated relative to the total stockholder return of each of the companies in the group. Because the performance period for each grant of performance stock units is three years, participants can have overlapping three-year award opportunities at any time.

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COMPENSATION DISCUSSION AND ANALYSIS

Since the size of the companies is not critical in assessing relative total stockholder returns, the companies selected by the Compensation Committee for comparison purposes (the “PSU Group”) are U.S. publicly traded companies in the broader transportation industry, regardless of revenues. The Committee believes using performance of the companies in the PSU Group provides a wider spectrum from which to assess management performance. The companies included in the PSU Group for 2024 grants were as follows:

Air Transport Services Group, Inc.

ArcBest Corporation

CH Robinson Worldwide, Inc.

CSX Corporation

Expeditors International of Washington, Inc.

FedEx Corporation

Forward Air Corporation

Heartland Express, Inc.

Hub Group, Inc.

J.B. Hunt Transport Services, Inc.

Kirby Corporation

Knight – Swift Transportation Holdings, Inc.

Landstar System, Inc.

Marten Transport, Ltd.

Norfolk Southern Corporation

Old Dominion Freight Line, Inc.

Rush Enterprises, Inc.

RXO, Inc.

Ryder System, Inc.

Schneider National, Inc.

Union Pacific Corporation

United Parcel Service, Inc.

Werner Enterprises, Inc.

XPO Logistics, Inc.

The payout percentage of target is determined as follows:

Percent Rank of Saia’s Total Stockholder Return Compared to PSU Group	Payout Percentage of Target Incentive
At 75th percentile or higher	200%
At 50th percentile	100%
At 25th percentile	25%
Below 25th percentile	0%

Payouts are interpolated for performance between the 25th and 50th percentiles and the 50th and 75th percentiles.

If the Company’s total stockholder return for the three-year performance period is negative, any payouts are reduced by one-half. Given the cyclical nature of the transportation industry, the Compensation Committee includes this provision to provide an incentive under the plan to reward performance relative to peers in the case of an economic downturn affecting the entire industry, to conform to peer group practice generally and for executive retention.

The following table details the payout percentages compared to target of the performance stock units paid out the last three years:

Payout Month	Performance Period	Payout Percentage of Target Incentive
February 2025	2022 to 2024	200%
February 2024	2021 to 2023	200%
February 2023	2020 to 2022	200%

In February 2024, the Company granted a total of 6,597 shares (at target) for the 2024 to 2026 performance period to the Named Executive Officers, representing 76% of the total target units granted at that time. See the “2024 Grants of Plan-Based Awards Table” for additional information about the specific performance stock units granted to each of the Named Executive Officers in 2024.

See the “Potential Payments Upon Termination or Change in Control” for a description of the effect a termination of employment or a change in control of the Company would have on the performance stock units awarded to the Named Executive Officers.

Restricted Stock Awards

The Committee uses restricted stock as a part of the long-term equity incentive plan to help reduce significant executive compensation swings that can occur because of the cyclical nature of the trucking business, for executive retention and

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to better align the Company’s long-term compensation practices with its peers. The value of restricted stock grants in 2024 under the long-term equity incentive plan was equal to 50% of the target long-term equity incentive award for the executive. In February 2024, the Company granted a total of 6,597 shares of restricted stock to the Named Executive Officers, representing 76% of the total restricted stock awards granted at that time. These restricted stock grants vest ratably over three years subject to earlier vesting upon death, disability, retirement, and a change in control of Saia.

The Company also uses restricted stock grants from time to time for executive retention, as part of a total compensation package granted to an executive upon initial hiring or to recognize the significant promotion of an executive or outstanding performance. These restricted stock grants have historically vested over a five-year period to promote executive retention. In connection with his promotion to Executive Vice President and Chief Financial Officer, Mr. Batteh received a grant of 1,364 shares of restricted stock on May 13, 2024 with an initial valuation of $550,000. These shares vest as follows: 25% on May 13, 2027; 25% on May 13, 2028 and the balance on May 13, 2029, subject to earlier vesting based on certain events.

See the “2024 Grants of Plan-Based Awards Table” for additional information on restricted stock grants made to each of the Named Executive Officers in 2024. See the “Potential Payments Upon Termination or Change in Control” for a description of the effect a termination of employment or a change in control of the Company would have on the restricted stock granted to the Named Executive Officers.

Other Benefits and Perquisites

Customary Benefits

The Company provides customary employee benefits to substantially all employees, including the Named Executive Officers. These benefits include paid holidays and vacation, medical, disability and life insurance and a defined contribution retirement plan. The defined contribution retirement plan is a 401(k) savings plan to which employees may elect to make pre-tax contributions. The Company has the discretion to match 50% of all employee contributions, up to a maximum employee contribution of 6% of annual salary.

Deferred Compensation Plan

The Company has established for officers (including all of the Named Executive Officers) and certain other employees a Capital Accumulation Plan, which is a non-qualified deferred compensation plan. The Capital Accumulation Plan was implemented to motivate and retain key employees by providing them with greater flexibility in structuring the timing of their compensation and tax payments. The Compensation Committee believes that the Capital Accumulation Plan provides a valuable benefit to senior executives with minimal cost to the Company.

The Capital Accumulation Plan allows a participant to make an elective deferral each year of up to 50% of base salary and up to 100% of any annual incentive plan payment. The Company typically makes an annual discretionary contribution under the Capital Accumulation Plan for each participant equal to 5% of his or her base salary and annual incentive payment, which contribution is subject to a five-year vesting period. In addition, to the extent a participant’s contribution to the 401(k) savings plan is limited under restrictions placed on “Highly Compensated Employees” under ERISA, the participant may elect to contribute the amount so limited to the Capital Accumulation Plan. To the extent the Company is unable to match participant contributions under the 401(k) savings plan because of the ERISA limitations, the matching contributions will be made by the Company to the Capital Accumulation Plan.

The Capital Accumulation Plan provides the same investment options to participants as are available under the 401(k) savings plan, except that participants may also elect to invest in Saia common stock under the Capital Accumulation Plan. Participants may elect to transfer balances between investment options without restriction at any time throughout the year, except that any investment in Saia stock is an irrevocable election and upon distribution that investment will be paid out in Saia stock, rather than cash. Vested plan balances become distributable to the participant upon termination of employment subject to Section 409A of the Internal Revenue Code.

Contributions made under the Capital Accumulation Plan for the Named Executive Officers for 2024 are set forth in the “All Other Compensation” column of the Summary Compensation Table and in the 2024 Non-Qualified Deferred Compensation Table.

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COMPENSATION DISCUSSION AND ANALYSIS

Perquisites

The types and amounts of perquisites provided to the Named Executive Officers are determined by the Compensation Committee with input from Mercer based on perquisites granted to comparable officers by companies in the executive compensation peer group. The Company provides perquisites because many companies in the peer group provide similar perquisites to their Named Executive Officers and because the Committee believes they are important for executive retention. The value of the perquisites provided to the Named Executive Officers for 2024 are set forth in the “All Other Compensation” column of the Summary Compensation Table.

Post-Employment Compensation

Severance Agreements

Each of the Named Executive Officers is subject to non-competition and employee and customer non-solicitation provisions, as well as provisions designed to protect Saia’s intellectual property. In connection with the restrictive covenants, the Company entered into a severance agreement with each Named Executive Officer (other than the Chief Executive Officer) that generally provides for severance payments equal to base salary over the non-compete period in the event the executive’s employment is involuntarily terminated without cause as defined in the agreements. To receive the severance payments, the executive must sign a general release of claims against the Company and must comply with the executive’s obligations under any other agreement with the Company, including the restrictive covenants. Mr. Holzgrefe’s severance arrangements are governed by the terms of his employment agreement and Change in Control Agreement (referred to below).

Double Trigger Change in Control Agreements

The Company has change in control agreements with each of the Named Executive Officers (the “Change in Control Agreements”). The Compensation Committee believes the Change in Control Agreements are an important part of Saia’s overall compensation program for the Named Executive Officers because they help secure the continued employment and dedication of the Named Executive Officers notwithstanding any concern the executive might have regarding their own continued employment in the event of a potential change in control transaction.

The Change in Control Agreements include a “double trigger,” meaning they provide for severance payments and other benefits only if there is a change in control of the Company and only if after the change in control the executive’s employment is terminated involuntarily (other than for cause) or voluntarily with good reason within two years after the change in control. The Change in Control Agreements are reviewed periodically by the Committee to ensure they are consistent with the Company’s compensation philosophy. The Committee also receives input from Mercer and outside legal counsel to confirm that the agreements remain generally consistent with competitive practices.

The amount of the severance payments and benefits under these agreements are based on peer group and general industry practices and are described in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

Employment Agreement

To promote executive retention, continuity and stability in the Company’s leadership and help support certain non-competition and non-solicitation provisions, the Company entered into an employment agreement with Mr. Holzgrefe at the time he was named Chief Executive Officer in April 2020. The employment agreement is for a two-year initial term (renewing daily) and provides for a minimum base salary that is to be reviewed annually, participation in the Company’s annual and long-term incentive plans, other benefits that are provided to senior executives of Saia and severance benefits in the event of Mr. Holzgrefe’s employment termination under certain circumstances. All severance benefits under the employment agreement are conditioned upon Mr. Holzgrefe’s compliance with the non-disclosure, non-competition and employee and customer non-solicitation provisions of the employment agreement. The material terms of the employment agreement are reviewed periodically by the Committee with input from Mercer and outside legal counsel to confirm that they remain generally consistent with competitive practices. The payments to be made to Mr. Holzgrefe under his employment agreement upon termination of employment or a change in control of the Company are described in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

34	SAIA, INC.	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Risk Assessment in Compensation Programs

The Compensation Committee regularly assesses the Company’s executive and broad-based compensation and benefits programs, policies and practices to determine if they create undesired or unintended risk of a material nature. Although the Committee reviews all executive compensation programs, it focuses on those programs with variability of payout, and reviews the ability of a participant to directly affect payout, the controls on participant action and actual payouts.

Based on that assessment, the Compensation Committee concluded that the Company’s compensation programs are designed and administered with an appropriate balance of risk and reward in relation to the Company’s business strategy and do not encourage executives to take unnecessary or excessive risks. The following features of the compensation programs help to mitigate risk taking:

•	A mix of short- and long-term compensation, particularly incentive compensation, to encourage executives to focus on goals consistent with the interests of Saia stockholders.

•	Short-term incentives in the form of an annual cash bonus based on annual Company performance, with caps to eliminate windfall payouts.

•

Long-term incentives awarded in performance stock units based on Company stock price performance over a three-year period relative to Company peers and restricted stock, rewarding longer-term financial performance consistent with the interests of Saia stockholders.

•	Performance stock units that are settled in common stock of the Company with a cap on the number of shares that can be awarded.

•	Stock ownership guidelines that encourage executives to retain significant amounts of Saia common stock, thereby aligning the long-term interests of management with those of the stockholders.

•

A Clawback Policy applicable to certain current and former executive officers that complies with Nasdaq listing standards and an Incentive Compensation Recovery Policy applicable to certain current and former officers, senior managers and executives granting Saia discretion to clawback incentive compensation if such individual engages in “Improper Conduct” or if the result of a performance measure upon which incentive compensation was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award.

•

A policy that prohibits executives from engaging in short sales of Saia common stock or in transactions involving puts, calls, or other derivative securities of the Company or in hedging transactions with respect to the Company’s stock. The policy also restricts executives from holding stock in margin accounts and from pledging stock of the Company.

Other Compensation Policies

Stock Ownership Guidelines

Because the Company is committed to aligning the executives’ interests with those of Saia stockholders, the Board has adopted stock ownership guidelines for all officers who are eligible to receive long-term incentives, including all of the Named Executive Officers. The number of shares each officer is required to retain is determined by multiplying his or her current base salary by the multiple noted below and dividing by the current share price, rounded down to the nearest dollar. The current guidelines for the Named Executive Officers are as follows:

Name	Title	Multiple of Salary	Compliance(1)
Frederick J. Holzgrefe, III	President & Chief Executive Officer	5	Yes
Matthew J. Batteh	Executive Vice President & Chief Financial Officer	2.5	Yes
Douglas L. Col	Executive Vice President & Chief Financial Officer, Retired	2.5	Yes	(2)
Raymond R. Ramu	Executive Vice President & Chief Customer Officer	2	Yes
Patrick D. Sugar	Executive Vice President of Operations	2	Yes
Anthony R. Norwood	Executive Vice President & Chief Human Resources Officer	2	Yes

(1)	As of December 31, 2024.

(2)	As of May 13, 2024, the date Mr. Col stepped down as Executive Vice President and Chief Financial Officer.

2025 Proxy Statement	SAIA, INC.	35

COMPENSATION DISCUSSION AND ANALYSIS

Executives are to satisfy the guidelines within five years of becoming subject to the guidelines. Until the guidelines are met, executives are encouraged to hold 75% of the realized share value (net of taxes) attributable to option exercises, performance stock unit payouts and vesting in restricted stock. The Compensation Committee monitors the progress toward, and continued compliance with, the stock ownership guidelines on a regular basis. The types of equity counted for purposes of the stock ownership guidelines are common stock, including restricted stock, and Company stock units held in the deferred compensation plan. Performance stock units are not counted for purposes of the guidelines.

Although there are no formal penalties for not fulfilling the requirements of the ownership guidelines, non-compliance may affect future equity awards. The foregoing sets forth the Company’s current ownership guidelines for executives. The Board (or any committee designated by the Board) may, at any time, amend, modify or terminate the guidelines in full or in part. The Board (or any committee designated by the Board) may also grant waivers of the guidelines in the event of special circumstances or as otherwise determined advisable or in the best interest of the Company in given circumstances.

Prohibition Against Short Sales, Hedging and Margin Accounts

Under the Company’s insider trading policy, Saia employees, including the Named Executive Officers, and Saia directors, are prohibited from engaging in short sales of Saia common stock or in transactions involving puts, calls, or other derivative securities or in hedging transactions (such as zero-cost collars and forward sale contracts) with respect to the Company’s stock. Additionally, such employees, including the Named Executive Officers, and directors are prohibited from holding Saia stock in a margin account and from pledging Saia common stock as collateral for indebtedness.

Clawback Policies

The Board of Directors has adopted a Clawback Policy that complies with Nasdaq listing standards, which obligates the Company to demand recovery of certain excess incentive compensation awarded to certain current and former executive officers if the result of a performance measure upon which the award was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award.

In addition, the Company also maintains an Incentive Compensation Recovery Policy applicable to all current and former officers, senior managers and executives who participate in Saia’s incentive compensation plans and programs providing that if such individual engages in “Improper Conduct” (as defined under the Incentive Compensation Recovery Policy) or if the result of a performance measure upon which incentive compensation was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award, Saia may, within three years following the payment or vesting of incentive compensation, seek recovery of such incentive compensation. In such instance, in accordance with the Incentive Compensation Recovery Policy, the Company may also cancel any unpaid or unvested incentive compensation. The Compensation Committee has discretion under the Incentive Compensation Recovery Policy to determine whether to seek recovery in a given situation based on a number of factors, including an assessment of the relative costs and benefits of seeking the recovery, whether seeking the recovery may violate applicable law or otherwise prejudice Saia’s interests, and such other factors as it deems relevant.

Tax Policies

Historically, the Compensation Committee structured annual and long-term incentives with the intention of satisfying the performance-based exemption from Section 162(m) of the Internal Revenue Code in order to deduct for tax purposes compensation paid to certain executive officers in excess of $1 million. The Federal Tax Cuts and Jobs Act, repealed the exemption from Section 162(m)’s deduction limit for performance-based compensation, effective for taxable years beginning after December 31, 2017. As a result, compensation granted or paid in 2018 or thereafter to the Named Executive Officers may not be fully deductible for income tax purposes.

36	SAIA, INC.	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In establishing the compensation for executive officers, the Compensation Committee believes that the potential deductibility of the compensation should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Committee believes that executive compensation must be maintained at the requisite level to attract and retain the executive officers essential to Saia’s financial success and, as a result, retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by Saia for tax purposes.

Section 409A of the Internal Revenue Code regulates deferred compensation that was not earned and vested prior to 2005. The Committee considers Section 409A in determining the form and timing of compensation paid to executives.

Sections 280G and 4999 of the Internal Revenue Code limit Saia’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Code Sections 280G and 4999) and impose excise taxes on each executive that receives “excess parachute payments” related to his or her severance from the Company in connection with a change in control. The Committee considers the adverse tax liabilities imposed by Code Sections 280G and 4999, as well as other competitive factors, in structuring certain post-termination compensation payable to the Named Executive Officers. The potential adverse tax consequences to the Company and/or the executive, however, are not necessarily determinative factors in such decisions.

Accounting Policies

The Company accounts for its employee stock-based compensation awards in accordance with ASC Topic 718, Compensation-Stock Compensation. ASC Topic 718 requires that all employee stock-based compensation is recognized as a cost in the financial statements and that for equity-classified awards such costs are measured at the grant date fair value of the award.

2025 Proxy Statement	SAIA, INC.	37

Compensation Committee Report of Saia, Inc.

The Compensation and Human Capital Committee of the Board of Directors of the Company has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in this Proxy Statement.

The foregoing report is provided by the following directors, who constitute the Committee:

Compensation and Human Capital Committee Members

Di-Ann Eisnor, Chair

John P. Gainor

Kevin A. Henry

Randolph W. Melville

Jeffrey C. Ward

38	SAIA, INC.	2025 Proxy Statement

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to the Named Executive Officers for services rendered in all capacities within Saia during the fiscal years ended December 31, 2024, 2023 and 2022.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Frederick J. Holzgrefe, III President & Chief Executive Officer (PEO)	2024	946,000	—	4,176,652	—	—	140,412	5,263,064
	2023	910,000	—	3,382,889	—	1,277,276	160,694	5,730,859
	2022	875,000	—	1,916,617	477,691	1,152,397	102,167	4,523,872
Matthew J. Batteh Executive Vice President & Chief Financial Officer (PFO)(4)	2024	399,217	—	864,408	—	—	49,220	1,312,845
Douglas L. Col Executive Vice President & Chief Financial Officer, Retired(4)	2024	544,024	—	1,131,539	—	—	76,825	1,752,388
	2023	523,120	—	1,070,024	—	533,981	82,661	2,209,786
	2022	480,000	—	584,276	146,040	442,512	65,222	1,718,049
Raymond R. Ramu Executive Vice President & Chief Customer Officer	2024	593,840	—	1,497,114	—	—	80,948	2,171,902
	2023	570,960	—	1,414,938	—	582,877	88,188	2,656,963
	2022	510,000	—	724,033	180,901	503,753	62,412	1,981,099
Patrick D. Sugar Executive Vice President of Operations	2024	511,680	—	1,290,893	—	—	71,698	1,874,271
	2023	491,573	—	1,218,358	—	501,826	68,854	2,280,611
	2022	425,016	—	482,700	120,601	391,823	53,608	1,473,748
Anthony R. Norwood Executive Vice President & Chief Human Resources Officer	2024	395,200	—	423,155	—	—	57,559	875,914
	2023	380,900	—	352,834	—	291,637	35,558	1,060,929
	2022	304,180	—	572,280	52,030	240,364	122,801	1,291,656
(1)

Stock Awards are comprised of performance stock units and restricted stock. Valuation is based on aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 8 to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2024 for valuation assumptions used. At maximum performance levels for the performance stock units, these values for Mr. Holzgrefe would be: 2024: $5,042,425; 2023: $4,036,052; 2022: $2,651,774; for Mr. Batteh would be: 2024: $379,920; for Mr. Col would be: 2024: $1,366,095; 2023: $1,276,623; 2022: $808,445; for Mr. Ramu would be: 2024: $1,807,448; 2023: $1,688,132; 2022: $1,001,823; for Mr. Sugar would be: 2024: $1,558,480; 2023: $1,453,597; 2022: $668,090; and for Mr. Norwood would be: 2024: $510,871; 2023: $420,959; 2022: $286,868.

(2)

Valuation is based on aggregate grant date fair value of the awards as computed in accordance with FASB ASC Topic 718. See Note 8 to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2024 for valuation assumptions used.

(3)	All other compensation amounts received by each Named Executive Officer for 2024 are set forth below:

Name	Perquisites & Other Personal Benefits ($)(a)	Car Allowance ($)	Company Contributions to Defined Contribution Plans (401(k)) ($)	Company Contributions to Defined Contribution Plans (Def. Comp.) ($)	Life Insurance Premiums ($)
Frederick J. Holzgrefe, III	12,473	9,640	10,350	103,047	4,902
Matthew J. Batteh	1,300	9,831	10,350	27,298	441
Douglas L. Col (retired)	4,740	9,831	10,350	48,191	3,713
Raymond R. Ramu	7,336	7,329	10,350	53,611	2,322
Patrick D. Sugar	6,999	9,831	10,350	44,032	486
Anthony R. Norwood	4,056	9,831	10,350	31,000	2,322
(a) Payment of club dues, fuel and tax preparation reimbursements.

(4)

Mr. Col stepped down as Executive Vice President and Chief Financial Officer and Mr. Batteh replaced him in the position, effective on May 13, 2024. Prior to that date, Mr. Batteh was not an executive officer of Saia. Mr. Col remained with the Company as an advisor until his retirement on February 15, 2025.

2025 Proxy Statement	SAIA, INC.	39

SUMMARY COMPENSATION TABLE

Summary Compensation Table Narrative

Employment Agreement

The Company is a party to an employment agreement with Mr. Holzgrefe, dated April 28, 2020, that was entered into at the time he became Chief Executive Officer. The employment agreement is for a two-year initial term (renewing daily) and provides for a base salary that is to be reviewed annually, with the amount of such base salary not to decrease from the rate then in effect without Mr. Holzgrefe’s consent. The agreement also provides that Mr. Holzgrefe is to participate in the Company’s annual bonus plan, long-term incentive award plan and other benefits that are or may become available to senior executives of Saia. Mr. Holzgrefe’s agreement includes non-competition and customer and employee non-solicitation provisions that continue during the term of Mr. Holzgrefe’s employment and until two years after the date he ceases to be employed by the Company. The agreement also includes provisions designed to protect the intellectual property of Saia. See “Potential Payments Upon Termination or Change in Control — Employment Agreement — Frederick J. Holzgrefe, III” for additional information concerning benefits available upon termination of employment or a change in control of the Company.

Stock Awards

Stock Awards are comprised of performance stock units and restricted stock. Participants receiving performance stock units are eligible to receive shares of common stock based on the total stockholder return of Saia compared to the total stockholder return of a peer group of companies over a three-year performance period. The number of shares of common stock that can be received ranges from zero to 200% of the target shares. Shares of restricted stock typically vest over three to five years. See “Grants of Plan-Based Awards” for information regarding performance stock units and restricted stock granted in 2024. See “Compensation Discussion and Analysis” for more information concerning performance stock units and restricted stock. See “Potential Payments Upon Termination or Change in Control” for information concerning the effect of a termination of employment or a change in control of the Company on stock awards.

Option Awards

The exercise price of stock options is the last sale price of Saia stock on Nasdaq on the grant date. Options vest one-third each year on the anniversary of the grant date and expire seven years after their grant date. There were no stock options granted in 2024. See “Potential Payments Upon Termination or Change in Control” for information concerning the effect of a termination of employment or a change in control of the Company on stock options.

Non-Equity Incentive Plan Compensation

Amounts shown in this column represent amounts earned under the Company’s annual cash incentive plan. The plan provides for cash payments to participants based 50% on achieving the Company’s annual operating income target for the year and 50% on achieving the Company’s operating ratio target for the year. See “Compensation Discussion and Analysis” for more information concerning the annual cash incentive plan. See “Potential Payments Upon Termination or Change in Control” for information concerning the effect of a termination of employment on annual cash incentives.

40	SAIA, INC.	2025 Proxy Statement

Grants of Plan-Based Awards

The following table sets forth the detail of grants of plan-based awards to Saia’s Named Executive Officers for services rendered in all capacities during the fiscal year ended December 31, 2024.

2024 GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Type(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Frederick J. Holzgrefe, III	ACI	1/31/24	260,150	1,040,600	2,081,200	—	—	—	—	—
	PSU	2/6/24	—	—	—	780	3,119	6,238	—	2,521,212
	RS	2/6/24	—	—	—	—	—	—	3,119	1,655,440
Matthew J. Batteh	ACI	1/31/24	74,853	299,413	598,826	—	—	—	—	—
	PSU	2/6/24	—	—	—	59	235	470	—	189,960
	RS	2/6/24	—	—	—	—	—	—	235	124,729
	RS	5/13/24	—	—	—	—	—	—	1,364	549,719
Douglas L. Col (retired)	ACI	1/31/24	108,805	435,219	870,438	—	—	—	—	—
	PSU	2/6/24	—	—	—	211	845	1,690	—	683,047
	RS	2/6/24	—	—	—	—	—	—	845	448,492
Raymond R. Ramu	ACI	1/31/24	118,768	475,072	950,144	—	—	—	—	—
	PSU	2/6/24	—	—	—	280	1,118	2,236	—	903,724
	RS	2/6/24	—	—	—	—	—	—	1,118	593,390
Patrick D. Sugar	ACI	1/31/24	102,336	409,344	818,688	—	—	—	—	—
	PSU	2/6/24	—	—	—	241	964	1,928	—	779,240
	RS	2/6/24	—	—	—	—	—	—	964	511,653
Anthony R. Norwood	ACI	1/31/24	59,280	237,120	474,240	—	—	—	—	—
	PSU	2/6/24	—	—	—	79	316	632	—	255,435
	RS	2/6/24	—	—	—	—	—	—	316	167,720

(1)	Type of Awards

ACI: Annual Cash Incentive

PSU: Performance Stock Unit

RS: Restricted Stock

Annual Cash Incentive awards were granted under the Saia, Inc. Annual Cash Bonus Plan. All other awards were granted under the Saia, Inc. 2018 Omnibus Incentive Plan. See the Summary Compensation Table Narrative for additional information on these types of awards.

(2)

Shares of restricted stock granted on February 6, 2024 vest one-third on February 6, 2025, one-third on February 6, 2026 and one-third on February 6, 2027. Mr. Batteh’s restricted stock award granted on May 13, 2024 vests 25% on May 13, 2027, 25% on May 13, 2028 and 50% on May 13, 2029.

(3)

Valuation is based on aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 8 to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2024 for valuation assumptions used.

2025 Proxy Statement	SAIA, INC.	41

GRANTS OF PLAN-BASED AWARDS

Grants of Plan-Based Awards Table Narrative

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards

Amounts shown in this column represent grants under the Company’s annual cash incentive plan. The plan provides for cash payments to participants based 50% on achieving the Company’s annual operating income target for the year and 50% on achieving the Company’s operating ratio target for the year. See “Compensation Discussion and Analysis — Annual Cash Incentives” for more information concerning the annual cash incentive plan. See “Potential Payouts Upon Termination or Change in Control” for information concerning the effect of a termination of employment on annual cash incentives.

Estimated Future Payouts Under Equity Incentive Plan Awards

Amounts shown in this column represent grants of performance stock units. Participants receiving performance stock units are eligible to receive shares of common stock based on the total stockholder return of Saia compared to the total stockholder return of a peer group of companies over a three-year performance period, ending December 31, 2026. Shares of stock to the extent earned will be paid in February 2027. See “Compensation Discussion and Analysis — Long-Term Equity Incentives” for more information on the performance stock unit component of our long-term equity incentive plan. See “Potential Payments Upon Termination or Change in Control” for information concerning the effect of a termination of employment or a change in control of the Company on performance stock units.

All Other Stock Awards

Amounts shown in this column represent grants of shares of restricted stock. See “Compensation Discussion and Analysis — Long-Term Equity Incentives” for more information on the restricted stock component of our long-term equity incentive plan and use of restricted stock for executive recruitment and retention and upon executive promotion. See “Potential Payments Upon Termination or Change in Control” for information concerning the effect of a termination of employment or a change in control of the Company on shares of restricted stock.

42	SAIA, INC.	2025 Proxy Statement

Outstanding Equity Awards

The following table sets forth information regarding outstanding stock options and stock awards held by the Named Executive Officers at December 31, 2024.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2024

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(9)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(8)(9)
Frederick J. Holzgrefe, III	2,154	—	—	200.81	2/11/28	8,377	(2)	3,817,650	24,136	10,999,499
	1,690	1,690	—	277.86	2/7/29	—		—	—	—
Matthew J. Batteh	1,110	—	—	100.20	2/6/27	2,070	(3)	943,361	2,076	946,095
	500	—	—	200.81	2/11/28	—		—	—	—
	313	157	—	277.86	2/7/29	—		—	—	—
Douglas L. Col (retired)	—	517	—	277.86	2/7/29	4,577	(4)	2,085,876	7,254	3,305,865
Raymond R. Ramu	700	—	—	200.81	2/11/28	3,231	(5)	1,472,464	9,378	4,273,836
	640	640	—	277.86	2/7/29	—		—	—	—
Patrick D. Sugar	—	427	—	277.86	2/7/29	3,313	(6)	1,509,833	7,454	3,397,011
Anthony R. Norwood	353	177	—	287.79	3/2/29	2,695	(7)	1,228,192	2,500	1,139,325

All options were issued under the Saia, Inc. 2018 Omnibus Incentive Plan. See also “Potential Payouts Upon Termination or Change in Control” for additional information that could affect the vesting of these awards.

(1)	One-third of options vests each year on the anniversary of the grant date.

(2)

Mr. Holzgrefe’s restricted stock awards vest as follows: 1,039 shares on 2/6/2025; 2,126 shares on 2/7/2025; 1,566 shares on 2/8/2025; 1,040 shares on 2/6/2026; 1,566 shares on 2/8/2026; and 1,040 shares on 2/6/2027.

(3)

Mr. Batteh’s restricted stock awards vest as follows: 78 shares on 2/6/2025; 195 shares on 2/7/2025; 138 shares on 2/8/2025; 78 shares on 2/6/2026; 138 shares on 2/8/2026; 79 shares on 2/6/2027; 341 shares on 5/13/2027; 341 shares on 5/13/2028; and 682 shares on 5/13/2029.

(4)

Mr. Col’s restricted stock awards vest as follows: 281 shares on 2/6/2025; 648 shares on 2/7/2025; 495 shares on 2/8/2025; 2,093 shares on 7/31/2025; 282 shares on 2/6/2026; 496 shares on 2/8/2026; and 282 shares on 2/6/2027.

(5)	Mr. Ramu’s restricted stock awards vest as follows: 372 shares on 2/6/2025; 803 shares on 2/7/2025; 655 shares on 2/8/2025; 373 shares on 2/6/2026; 655 shares on 2/8/2026; and 373 shares on 2/6/2027.

(6)

Mr. Sugar’s restricted stock awards vest as follows: 321 shares on 2/6/2025; 535 shares on 2/7/2025; 564 shares on 2/8/2025; 228 shares on 3/9/2025; 321 shares on 2/6/2026; 564 shares on 2/8/2026; 458 shares on 3/9/2026; and 322 shares on 2/6/2027

(7)

Mr. Norwood’s restricted stock awards vest as follows: 105 shares on 2/6/2025; 163 shares on 2/8/2025; 222 shares on 3/2/2025; 457 shares on 11/2/2025; 105 shares on 2/6/2026; 164 shares on 2/8/26; 457 shares on 11/2/2026; 106 shares on 2/6/2027; and 916 shares on 11/2/2027.

(8)	Value is based on the closing price of Saia stock of $455.73 on December 31, 2024, as reported on Nasdaq.

(9)

Reflects the maximum number of performance stock units that may be earned for the 2022 – 2024, 2023 – 2025 and 2024 – 2026 performance periods. The maximum number of performance stock units that may be earned for the 2022 – 2024 performance period is as follows: 8,502 units for Mr. Holzgrefe; 780 units for Mr. Batteh; 2,592 units for Mr. Col; 3,212 units for Mr. Ramu; 2,142 units for Mr. Sugar; and 888 units for Mr. Norwood and, if earned, vest on December 31, 2024. The maximum number of performance stock units that may be earned for the 2023 – 2025 performance period is as follows: 9,396 units for Mr. Holzgrefe; 826 units for Mr. Batteh; 2,972 units for Mr. Col; 3,930 units for Mr. Ramu; 3,384 units for Mr. Sugar; and 980 units for Mr. Norwood and, if earned, will vest on December 31, 2025. The maximum number of performance stock units that may be earned for the 2024 – 2026 performance period is as follows: 6,238 units for Mr. Holzgrefe; 470 units for Mr. Batteh; 1,690 units for Mr. Col; 2,236 units for Mr. Ramu; 1,928 units for Mr. Sugar; and 632 units for Mr. Norwood and, if earned, will vest on December 31, 2026. See “Composition Discussion and Analysis—Long-Term Equity Incentives” and the Summary Compensation Table Narrative for additional information on performance stock units.

2025 Proxy Statement	SAIA, INC.	43

2024 Option Exercises and Stock Vested

The following table sets forth information regarding the number and value of stock options exercised and stock awards vested during 2024 for the Named Executive Officers.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Frederick J. Holzgrefe, III	—	—	14,404	7,766,334
Matthew J. Batteh	—	—	1,117	602,505
Douglas L. Col (retired)	1,134	364,548	5,219	2,687,719
Raymond R. Ramu	—	—	4,820	2,600,885
Patrick D. Sugar	804	250,119	4,077	2,156,232
Anthony R. Norwood	—	—	163	90,155
(1)

Amounts shown in this column represent performance stock units and shares of restricted stock that vested in 2024. Value realized was determined by multiplying the last sale price of Saia common stock as reported on Nasdaq on the vesting date by the number of shares that vested.

Non-Qualified Deferred Compensation

The following table sets forth information regarding the executive and Company contributions to the Capital Accumulation Plan, as well as investment earnings on the Capital Accumulation Plan for the Named Executive Officers in 2024.

2024 NON-QUALIFIED DEFERRED COMPENSATION TABLE(1)

Name	Executive Contributions in Last FY(2) ($)	Company Contributions in Last FY(3) ($)	Aggregate Earnings/(Losses) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Frederick J. Holzgrefe, III	223,671	103,047	102,435	—	3,738,260
Matthew J. Batteh	—	27,298	21,561	—	279,320
Douglas L. Col (retired)	—	48,191	82,437	—	1,831,959
Raymond R. Ramu	—	53,611	285,343	—	4,404,601
Patrick D. Sugar	410	44,032	30,406	—	359,350
Anthony R. Norwood	58,327	31,000	7,842	—	167,609
(1)	See description of Capital Accumulation Plan in “Other Benefits and Perquisites — Deferred Compensation Plan” in Compensation Discussion and Analysis.

(2)	Amounts reported in this column are reported as salary in the last completed fiscal year in the Summary Compensation Table.

(3)	Amounts reported in this column are included in All Other Compensation in the last completed fiscal year in the Summary Compensation Table.

(4)

Amounts reported in this column for each Named Executive Officer include amounts previously reported in Saia’s Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary and incentive and Saia matching contributions. This total reflects the cumulative value of each Named Executive Officer’s deferrals, Saia contributions and investment history.

44	SAIA, INC.	2025 Proxy Statement

Potential Payments Upon Termination or Change in Control

Saia is obligated to provide its Named Executive Officers with certain payments or other forms of compensation upon a termination of employment in certain cases or change in control of the Company. The information below describes the circumstances under which we may be obligated to provide such compensation and provides estimates of amounts that would have become payable under existing agreements, plans and arrangements had there been a change in control of the Company on December 31, 2024 or had the Named Executive Officer’s employment been terminated on such date.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. The factors that could affect these amounts include the time during the year of any such event, the Company stock price and the executive’s age.

Employment Agreement — Frederick J. Holzgrefe, III

The Company is party to an employment agreement with Mr. Holzgrefe, dated March 5, 2020, that was effective upon his becoming President and Chief Executive Officer on April 28, 2020. Mr. Holzgrefe’s employment agreement provides for severance payments and benefits to Mr. Holzgrefe in the event of his employment termination under certain circumstances. All severance payments and benefits pursuant to the employment agreement are conditioned upon Mr. Holzgrefe’s execution of a release in favor of the Company and compliance with the non-disclosure, non-competition and employee and customer non-solicitation provisions of the employment agreement, which provisions continue during the term of Mr. Holzgrefe’s employment and for two years after the termination of such employment.

Payments Upon Termination Without Cause or Good Reason

In the event Mr. Holzgrefe’s employment is terminated by the Company without cause or by Mr. Holzgrefe for Good Reason, he is entitled to receive base salary and benefits accrued through the termination date, along with a severance benefit equal to two times his annual rate of base salary immediately preceding his termination of employment, paid in a lump sum on the first day of the seventh month immediately following Mr. Holzgrefe’s last day of employment. In addition, in that event, Mr. Holzgrefe is entitled to a prorated target bonus based on the actual portion of the fiscal year elapsed prior to termination, paid in a lump sum on the first day of the seventh month immediately following Mr. Holzgrefe’s last day of employment, together with interest on such target bonus at a reasonable rate to be determined by the Company. In addition, during the period of 24 months following Mr. Holzgrefe’s termination of employment, Mr. Holzgrefe (and if covered under the applicable program, his spouse) would remain covered by the employee benefit plans and programs that covered him immediately prior to his termination of employment subject to certain exceptions. In the event Mr. Holzgrefe’s participation in any such employee benefit plan is barred, Saia will arrange to provide Mr. Holzgrefe with substantially similar benefits. All outstanding stock options held by Mr. Holzgrefe at the time of termination become fully exercisable upon such termination and Mr. Holzgrefe would have two years from the date of such termination to exercise such stock options. In addition, any restricted stock held for one year or more would vest pro rata over three years. The employment agreement provides that in the event of an employment termination that would provide severance benefits under Mr. Holzgrefe’s change in control agreement (described below) and Mr. Holzgrefe’s employment agreement, Mr. Holzgrefe would be entitled to the greater of each benefit provided under the applicable agreements.

For purposes of the employment agreement, the term “Good Reason” means the failure of Saia in any material way either to pay or provide to Mr. Holzgrefe the compensation and benefits that he is entitled to receive under the employment agreement or the assignment to Mr. Holzgrefe of duties that are materially inconsistent with those of a president or chief executive officer that results in a diminution in Mr. Holzgrefe’s normal duties, responsibility and authority as set forth in the employment agreement.

Payments Upon Death or Disability

In the event of death or disability, Mr. Holzgrefe or his estate would receive salary and any other compensation and benefits earned through the date of the event and all outstanding stock options would immediately vest and would expire in one year.

2025 Proxy Statement	SAIA, INC.	45

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments Upon Termination for Cause or without Good Reason

Upon a termination for cause or a termination by Mr. Holzgrefe without Good Reason, Mr. Holzgrefe is entitled to receive base salary and benefits accrued through the termination date.

Change in Control Agreements

Each of the Named Executive Officers is party to a “double trigger” change in control agreement.

Under these agreements the executive will receive compensation as described below in the event of a “change in control” of the Company followed within two years by (i) the termination by Saia of the executive’s employment for any reason other than death, disability, retirement or “cause” or (ii) the resignation of the executive due to an adverse change in title, authority or duties, a transfer to a new location more than 50 miles from the location where the executive was employed immediately prior to the change in control, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent with Saia’s practice prior to the change in control.

In the event of a qualifying payment event: (i) the executive will receive on the first day of the seventh month following the executive’s last day of employment a lump sum cash payment equal to two times (three times in the case of Mr. Holzgrefe) the highest base salary and annual cash bonuses paid or payable in any consecutive 12 month period during the three years prior to termination; and (ii) for two years following the executive’s employment termination (three years in the case of Mr. Holzgrefe), the executive is deemed to remain an employee of the Company for purposes of applicable medical, life insurance and long-term disability plans and programs covering key executives of the Company and shall be entitled to receive the benefits available to key employees thereunder. If the executive’s participation under any such program is barred, the Company is required to arrange to provide the executive with substantially similar benefits.

In the event of a change in control, all outstanding stock options held by the executive immediately vest and remain exercisable for one year following the change in control (two years in the case of Mr. Holzgrefe).

For the purpose of the change in control agreements, a “change in control” will be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, purchases or otherwise acquires shares of Saia and as a result thereof becomes the beneficial owner of shares of Saia having 20% or more of the total number of votes that may be cast for the election of directors of Saia; or (ii) as the result of, or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, the directors then serving on the Board of Directors cease to constitute a majority of the Board of Directors of Saia or any successor to Saia.

Severance Agreements

The Company entered into severance agreements with each Named Executive Officer (other than Mr. Holzgrefe, whose severance benefits are covered in his employment agreement) in connection with the agreement by such executives to become subject to noncompetition, employee and customer non-solicitation restrictions and provisions to protect the Company’s intellectual property. These severance agreements provide that if the Named Executive Officer is terminated by the Company without cause, the Named Executive Officer will receive severance payments equal to 12 months of base salary, subject to satisfaction of certain conditions, including execution of a release of claims in favor of the Company and compliance with the employee’s restrictive covenant obligations. In the event the executive breaches any agreement with the Company, all severance obligations will cease and the Named Executive Officer is obligated to repay the Company the amount of any severance payments made. The severance agreements provide that if a Named Executive Officer becomes entitled to receive severance under both the severance agreement and his or her change in control agreement, the Named Executive Officer shall be paid severance under the change in control agreement only.

Annual Cash Incentive Plan

Each of the Named Executive Officers participates in the annual cash incentive plan. Upon termination of the employment of a Named Executive Officer for any reason prior to the payment date under the plan, the executive forfeits the award, except Mr. Holzgrefe would be entitled to a prorated target bonus to the date of termination, unless such termination is for cause, in which case the award is forfeited. See “Summary Compensation Table Narrative — Non-Equity Incentive Plan Compensation.”

46	SAIA, INC.	2025 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Performance Stock Unit Award Agreements

Each of the Named Executive Officers is subject to one or more performance stock unit award agreements. See the “Long-Term Equity Incentives — Performance Stock Units” subsection of the “Compensation Discussion and Analysis” section for additional information on how payouts of the performance stock units are calculated.

Under these agreements, for performance stock awards made prior to 2025, upon involuntary termination other than for “cause” or termination due to death, total disability or retirement, the executive is entitled to receive a pro rata portion of his or her performance stock unit award if he or she had been employed for at least 50% of the performance period of the agreement, otherwise the award is forfeited. For performance stock awards made in 2025, (i) upon termination due to death or total disability, the executive is entitled to receive a pro rata portion of his or her performance stock award and (ii) upon involuntary termination other than for “cause” or termination due to retirement, the executive is entitled to receive a pro rata portion of his or her performance stock unit award if he or she had been employed for at least 50% of the performance period of the agreement, otherwise the award is forfeited. Upon voluntary termination, other than retirement, the executive forfeits the award, except to the extent that the performance period of the agreement has expired before the executive’s voluntary termination, in which case the executive is entitled to payment of the award. Upon termination for cause, the executive forfeits the award regardless of whether the performance period has expired. For purposes of the performance stock unit award agreements, “cause” means gross negligence or gross neglect of duties, commission of a felony or significant misdemeanor involving moral turpitude; or fraud, disloyalty, dishonesty or willful violation of any law or Company policy resulting in an adverse effect on the Company.

Under the performance stock unit award agreements, upon a “change in control,” as that term is defined in the 2018 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), the executives would receive the percentage of the target incentive based on total stockholder return calculated as of the date of such change in control, prorated to reflect the actual number of months of service from the date of the grant of the performance stock unit to the date of the change in control. Any performance stock units that an executive is entitled to receive upon a change in control will be paid out in a lump sum concurrently with the change in control.

Under the Omnibus Incentive Plan, a “change in control” is generally defined to mean: (i) during any 12-month period any person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of 30% or more of the outstanding shares of Saia common stock, subject to certain exceptions; (ii) during any 12-month period the individuals who, as of the beginning of such period, constitute the Board cease to constitute at least a majority of the Board, subject to certain exceptions; or (iii) the consummation of a merger, consolidation or sale of substantially all the assets of the Company, unless following such transaction the holders of Saia common stock prior to the transaction continue to own 50% or more of the outstanding stock of the resulting corporation, no person becomes the beneficial owner of 30% or more of the outstanding stock of the resulting corporation by reason of such transaction and at least a majority of the members of the board of the corporation resulting from the transaction were members of the Board of Saia prior to the transaction.

Stock Option Agreements

Each of the Named Executive Officers is subject to one or more non-qualified stock option agreements. See “Summary Compensation Table Narrative — Option Awards”. Under these agreements, in the event of a “change in control” of the Company, as defined in the Omnibus Incentive Plan, any unvested options immediately vest and remain outstanding in accordance with their terms. In addition, the Compensation and Human Capital Committee has the discretion to cancel the outstanding options at the time of the change in control in which case a payment of cash, property or combination thereof would be made to the Named Executive Officer that is determined by the Compensation and Human Capital Committee to be equivalent in value to the consideration to be paid per share of Company common stock in the change in control transaction, less the exercise price of the option and multiplied by the number of outstanding options.

If the employment of a Named Executive Officer is terminated by the Company without cause or voluntarily by the executive, then any option then vested remains exercisable for 90 days following termination, but not beyond the expiration date of the option, and all unvested options terminate. If a Named Executive Officer’s employment is terminated for cause, then all options automatically terminate upon the termination date.

2025 Proxy Statement	SAIA, INC.	47

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Upon the retirement after age 55 (the determination of retirement is made by the Compensation and Human Capital Committee) of a Named Executive Officer, the Compensation and Human Capital Committee has the discretion to cancel or vest any unvested options then outstanding and all vested options remain exercisable for 180 days after such retirement or until the expiration date of the option, whichever is first. In the event of a termination of the Named Executive Officer’s employment by reason of death or disability, the option automatically vests and may be exercised for 180 days after the Named Executive Officer’s death or disability or until the expiration date of the option, whichever is first. The vesting of Mr. Holzgrefe’s stock options in certain circumstances is described above under “Employment Agreement — Frederick J. Holzgrefe, III.”

Restricted Stock Award Agreements

Each of the Named Executive Officers is subject to one or more restricted stock award agreements. See “Compensation Discussion and Analysis — Long-Term Equity Incentives — Restricted Stock Awards.” For restricted stock awards made prior to 2024, in the event of the death, disability or retirement of the executive more than one year after the grant date and prior to the vesting date, a pro rata portion of the award vests and the remainder of the award is forfeited. For restricted stock awards made in 2024, in the event of the death, disability or retirement of the executive more than one year after the grant date and prior to the vesting date, any unvested awards become immediately vested. For restricted stock awards made in 2025, in the event of (i) the executive’s death or disability any unvested awards become immediately vested and (ii) the retirement of the executive more than one year after the grant date and prior to the vesting date, any unvested awards become immediately vested. In the event of an employment termination for any other reason, all unvested shares under the award agreement are forfeited except certain restricted stock held by Mr. Holzgrefe will vest upon termination by the Company without cause or for Good Reason as described above under “Employment Agreement — Frederick J. Holzgrefe, III.” Upon a “change in control” of Saia, as defined in the Omnibus Incentive Plan, all unvested shares under the award agreements automatically vest.

The restricted stock agreements for awards granted to the Named Executive Officers (other than the Chief Executive Officer) contain restrictive covenants that are intended to protect the Company’s confidential information and intellectual property and prohibit the award recipient from working for the Company’s LTL competitors in the United States until one year following such Named Executive Officer’s termination. The restricted stock agreements also prohibit the award recipient from soliciting the Company’s customers on behalf of competitors or from soliciting for hire the Company’s employees or independent contractors until two years following such Named Executive Officer’s termination. Saia has the option to extend the non-compete period for one additional year upon payment to the Named Executive Officer of an additional year of base salary. Mr. Holzgrefe is subject to restrictive covenants under his employment agreement rather than his restricted stock agreements that continue for a period of two years following his employment termination.

Deferred Compensation

The Named Executive Officers are entitled to receive the amount in the Capital Accumulation Plan, including the vested portion of any Company contributions, in the event of termination of the executive’s employment other than due to cause. Termination for cause results in a forfeiture of the employer portion of deferred compensation (whether vested or unvested) under the Capital Accumulation Plan. The Company contributes five percent annually to the Capital Accumulation Plan for all participants, which contribution vests over a 5-year period. See “Compensation Discussion and Analysis — Other Benefits and Perquisites — Deferred Compensation Plan.”

Life Insurance Benefits

Mr. Holzgrefe has a $1 million term life insurance policy and each other Named Executive Officer has a $500,000 policy. If the Named Executive Officers had died on December 31, 2024, the survivors of Mr. Holzgrefe would have received $1,000,000 and the survivors of the other Named Executive Officers would have received $500,000 each, under these policies.

48	SAIA, INC.	2025 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Tabular Disclosure

Except as otherwise indicated, the amounts shown in the tables below assume that a Named Executive Officer was terminated and, as applicable, a change in control of the Company occurred as of December 31, 2024, and that the price of our common stock equals $455.73 which was the closing price on Nasdaq on December 31, 2024 (the last business day of the year). Actual amounts that we may pay to any Named Executive Officer upon termination of employment, however, can only be determined at the time of such Named Executive Officer’s actual separation from Saia.

Name and Form of Payment	Termination for Good Reason or Involuntary Termination without Cause	Voluntary Termination for Other than Good Reason or Involuntary Termination for Cause	Retirement	Disability	Death	Change in Control
Frederick J. Holzgrefe, III
Compensation:
Annual Incentive(1)	$1,040,600	$—	$1,040,600	$—	$—	$—
Severance(2)	1,892,000	—	—	—	—	7,425,000
Performance Stock Units(3)	6,729,309	—	6,729,309	6,729,309	6,729,309	7,676,924
Stock Options (accelerated)(4)	300,600	—	1,048,085	1,048,085	1,048,085	1,048,085
Restricted Stock (accelerated)(5)	—	—	1,076,243	1,076,243	1,076,243	3,662,927
Benefits:
Capital Accumulation Plan(6)	191,898	—	387,151	387,151	387,151	—
Life, Disability, and Health Insurance(7)	78,175	—	78,175	1,817,372	1,000,000	86,616
Mr. Holzgrefe’s Totals	$10,232,583	$—	$10,359,563	$11,058,160	$10,240,788	$19,899,552

Name and Form of Payment	Termination for Good Reason or Involuntary Termination without Cause	Voluntary Termination for Other than Good Reason or Involuntary Termination for Cause	Retirement(9)	Disability	Death	Change in Control
Matthew J. Batteh
Compensation:
Annual Incentive(1)	$—	$—	$—	$—	$—	$—
Severance(2)(8)	435,000	—	—	—	—	2,114,161
Performance Stock Units(3)	606,425	—	—	606,425	606,425	677,822
Stock Options (accelerated)(4)	—	—	—	567,280	567,280	567,280
Restricted Stock (accelerated)(5)	—	—	—	97,072	97,072	905,128
Benefits:
Capital Accumulation Plan(6)	44,070	—	—	89,945	89,945	—
Life, Disability, and Health Insurance(7)	—	—	—	5,621,396	500,000	57,744
Mr. Batteh’s Totals	$1,085,495	$—	$—	$6,982,117	$1,860,721	$4,322,135

2025 Proxy Statement	SAIA, INC.	49

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name and Form of Payment	Termination for Good Reason or Involuntary Termination without Cause	Voluntary Termination for Other than Good Reason or Involuntary Termination for Cause	Retirement	Disability	Death	Change in Control
Raymond R. Ramu
Compensation:
Annual Incentive(1)	$—	$—	$—	$—	$—	$—
Severance(2)(8)	593,840	—	—	—	—	2,388,478
Performance Stock Units(3)	2,657,817	—	2,657,817	2,657,817	2,657,817	2,997,488
Stock Options (accelerated)(4)	—	—	369,547	369,547	369,547	369,547
Restricted Stock (accelerated) (5)	—	—	425,017	425,017	425,017	1,412,787
Benefits:
Capital Accumulation Plan(6)	129,644	—	178,054	178,054	178,054	—
Life, Disability, and Health Insurance(7)	—	—	—	1,770,246	500,000	57,744
Mr. Ramu’s Totals	$3,381,301	$—	$3,630,435	$5,400,682	$4,130,435	$7,226,044

Name and Form of Payment	Termination for Good Reason or Involuntary Termination without Cause	Voluntary Termination for Other than Good Reason or Involuntary Termination for Cause	Retirement(9)	Disability	Death	Change in Control
Patrick D. Sugar
Compensation:
Annual Incentive(1)	$—	$—	$—	$—	$—	$—
Severance(2)(8)	511,680	—	—	—	—	1,986,851
Performance Stock Units(3)	2,004,301	—	—	2,004,301	2,004,301	2,297,183
Stock Options (accelerated)(4)	—	—	—	225,269	225,269	225,269
Restricted Stock (accelerated)(5)	—	—	—	620,326	620,326	1,903,393
Benefits:
Capital Accumulation Plan(6)	59,416	—	—	137,307	137,307	—
Life, Disability, and Health Insurance(7)	—	—	—	5,392,731	500,000	57,744
Mr. Sugar’s Totals	$2,575,397	$—	$—	$8,379,934	$3,487,203	$6,470,440

50	SAIA, INC.	2025 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name and Form of Payment	Termination for Good Reason or Involuntary Termination without Cause	Voluntary Termination for Other than Good Reason or Involuntary Termination for Cause	Retirement	Disability	Death	Change in Control
Anthony R. Norwood
Compensation:
Annual Incentive(1)	$—	$—	$—	$—	$—	$—
Severance(2)(8)	395,200	—	—	—	—	1,340,444
Performance Stock Units(3)	702,432	—	702,432	702,432	702,432	798,439
Stock Options (accelerated)(4)	—	—	79,219	79,219	79,219	79,219
Restricted Stock (accelerated)(5)	—	—	645,833	645,833	645,833	1,178,416
Benefits:
Capital Accumulation Plan(6)	2,890	—	44,653	44,653	44,653	—
Life, Disability, and Health Insurance(7)	—	—	—	1,557,505	500,000	57,744
Mr. Norwood’s Totals	$1,100,522	$—	$1,472,137	$3,029,642	$1,972,137	$3,454,261

Footnotes for Tabular Disclosure

(1)

Under his Employment Agreement, Mr. Holzgrefe is entitled to a pro rata amount of the target annual incentive upon termination for Good Reason or involuntary termination without Cause. The other Named Executive Officers must be employed on the date of payment of the annual incentive, which occurs after the amount of the incentive is certified by the Compensation and Human Capital Committee after the end of the year.

(2)

Under his Employment Agreement, Mr. Holzgrefe is entitled to a severance payment of two times his annual rate of base salary upon termination for Good Reason or involuntary termination without Cause. Under the Change in Control Severance Agreements applicable to all Named Executive Officers, payment of severance upon a change in control requires a qualifying employment termination within two years after the change in control. In such event, the executive receives a lump sum cash payment equal to two times (three times in the case of Mr. Holzgrefe) the highest base salary and annual cash bonuses in any consecutive 12-month period during the three years prior to termination and coverage for two years (three years in the case of Mr. Holzgrefe) under applicable medical, life insurance and long-term disability plans and programs covering the executives. In the event Mr. Holzgrefe is entitled to severance benefits under his Employment Agreement and Change in Control Severance Agreement, he is entitled to the greater of each benefit under the applicable agreements.

(3)

Amounts shown are value of performance stock units as of December 31, 2024, for the 2022-2024 and 2023-2025 performance periods based on performance through December 31, 2024. Additionally amounts shown in the change in control column include value of performance stock units as of December 31, 2024 for the 2024-2026 performance period based on performance through December 31, 2024.

(4)

Intrinsic value of stock options that vest upon a specified termination or a change in control. All stock options vest upon a change in control. Under Mr. Holzgrefe’s Employment Agreement, in the event of a termination for Good Reason or involuntary termination without Cause or upon death or disability, all outstanding stock options held by Mr. Holzgrefe vest. For all other Named Executive Officers, stock options vest upon death or disability. Upon retirement, the Compensation and Human Capital Committee has the discretion to cancel or vest any non-vested stock options held by the Named Executive Officers.

(5)

Intrinsic value of restricted stock that vests upon a specified termination or change in control. All shares of restricted stock vest upon a change in control. See “Potential Payouts Upon Termination or Change in Control - Restricted Stock Award Agreements” for a description of the effect of an employment termination under different restricted stock award agreements.

(6)	Amounts shown represent estimates of the accelerated vesting of employer contributions under the terms of the Capital Accumulation Plan as of December 31, 2024.

(7)

In the event of death: $1 million payment under term life insurance policy for Mr. Holzgrefe and a $500,000 payment under term life insurance policies for each of the other Named Executive Officers. Disability benefit is payable by insurance carrier pursuant to disability policy on the executive. Health insurance is estimated based upon the Company’s current cost per employee per month.

(8)

Severance payments under Severance Agreements for all Named Executive Officers other than Mr. Holzgrefe. Payment is equal to 12 months of base salary upon a termination without Cause and payment is contingent on execution of a release in favor of the Company. The Severance Agreements provide that if the executive is entitled to a severance payment under the Severance Agreement and the Change in Control Agreement, the executive is paid severance under the Change in Control Agreement only.

(9)	Executive is not eligible for retirement at December 31, 2024.

2025 Proxy Statement	SAIA, INC.	51

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules promulgated by the Securities and Exchange Commission, we are providing the following information about the ratio of the annual total compensation of our principal executive officer, Frederick J. Holzgrefe, III, Saia’s Chief Executive Officer, to Saia’s median employee’s annual total compensation.

For the year ended December 31, 2024, our last completed fiscal year:

•	the median of the annual total compensation of all employees of Saia (other than the CEO) was $63,788;

•	the annual total compensation of the CEO was $5,263,064, as reported in the Summary Compensation Table herein; and

•	the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 83 to 1.0.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

There were no significant changes in our methodology, or in the material assumptions, adjustments, or estimates from those used in our calculation last year. In determining the median employee, a listing of compensation was prepared of all of the approximately 15,000 employees (other than the CEO) as of December 31, 2024, including actual base salary and wages, bonus paid and any overtime paid during the year. Because Saia does not widely distribute annual equity awards to our employees, such awards were excluded from our compensation measure in determining the median. Wages and salaries were annualized for those employees that were not employed for the full year of 2024. Saia does not use seasonal or temporary workers. The median employee was selected from the annualized list.

52	SAIA, INC.	2025 Proxy Statement

Pay Versus Performance Table
Below is information regarding the relationship between executive compensation and our financial performance for each of the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020. In determining the “compensation actually paid” to our Named Executive Officers, SEC rules require us to make various adjustments to amounts reported in the Summary Compensation Table because the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values reported in our Summary Compensation Table, as well as the adjusted values required in this section by SEC rules.

									Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Current PEO ($)(1)	Summary Compensation Table Total for Former PEO ($)(1)	Compensation Actually Paid to Current PEO ($)		Compensation Actually Paid to Former PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)		Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)	Net Income ($)	Operating Income ($)(4)
2024	$5,263,064	—	$7,426,812	(2)	—	$1,597,464	$2,068,195	(2)	$489.40	$133.76	$362,065,000	$482,160,000
2023	$5,730,859	—	$17,257,547		—	$2,058,019	$5,735,521		$470.60	$130.87	$354,857,000	$460,496,000
2022	$4,523,872	—	$(3,078,337)		—	$1,616,138	$(394,499)		$225.17	$97.55	$357,422,000	$470,488,000
2021	$4,937,517	—	$16,313,494		—	$1,563,271	$5,643,403		$361.93	$120.41	$253,235,000	$335,141,000
2020	$2,430,138	$2,692,691	$10,089,077		$15,866,394	$948,322	$2,395,295		$194.16	$106.29	$138,340,000	$180,321,000

(1)	Our Principal Executive Officer (“PEO”) and the remaining Named Executive Officers for the relevant fiscal year, as determined under SEC rules, are as follows:

Year	Current PEO	Former PEO	Non-PEO NEOs
2024	Frederick J. Holzgrefe III		Matthew J. Batteh, Douglas L. Col, Raymond R. Ramu, Patrick D. Sugar, and Anthony R. Norwood
2023	Frederick J. Holzgrefe III		Douglas L. Col, Rohit Lal, Raymond R. Ramu, and Patrick D. Sugar
2022	Frederick J. Holzgrefe III		Douglas L. Col, Raymond R. Ramu, Patrick D. Sugar and Anthony R. Norwood
2021	Frederick J. Holzgrefe III		Douglas L. Col, Raymond R. Ramu, Patrick D. Sugar and Rohit Lal
2020	Frederick J. Holzgrefe III	Richard D. O’Dell	Douglas L. Col, Robert S. Chambers, Raymond R. Ramu, Paul C. Peck and Karla J. Staver

2025 Proxy Statement	SAIA, INC.	53

PAY VERSUS PERFORMANCE TABLE

(2)	“Compensation actually paid” to our Named Executive Officers represents the “Total” compensation reported in the Summary Compensation Table for 2024, as adjusted per SEC rules as follows:

Adjustments	Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	TOTAL ADJUSTMENTS
Current PEO	$(4,176,653)	$3,332,308	$1,185,535	$1,822,558	$0	$2,163,748
Average non-PEO NEOs	$(1,041,422)	$867,495	$293,726	$350,931	$0	$470,731
(3)	For the relevant fiscal year, represents the cumulative total shareholder return of the NASDAQ Transportation Index (the “Peer Group TSR”).

(4)	The Company selected measure is operating income which is a GAAP measure used in the annual cash incentive plan.
Relationship Between Compensation and Financial Performance Measures
The line graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining Named Executive Officers, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our Net Income, and (iv) our Operating Income, in each case, for the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

54	SAIA, INC.	2025 Proxy Statement

PAY VERSUS PERFORMANCE TABLE

As required under SEC rules, “compensation actually paid” reflects adjusted values to unvested and vested equity awards based on year-end
stock prices, various accounting valuation assumptions, and projected performance achievement levels for performance stock units, but does not reflect actual amounts paid out for those awards. Actual compensation paid, as defined under SEC rules, can fluctuate due to stock price changes and varying levels of projected and actual achievement of performance goals for performance stock units (as reflected in the significant decrease in 2022).

Net Income amounts reported in the graph are on a consolidated basis in accordance with GAAP.

2025 Proxy Statement	SAIA, INC.	55

PAY VERSUS PERFORMANCE TABLE

Operating Income amounts reported in the graph are on a consolidated basis in accordance with GAAP.

Pay Versus Performance Tabular List
We believe the following financial performance measures represent the most important financial performance measures used by us to link compensation actually paid to our Named Executive Officers for the fiscal year ended December 31, 2024 to Company performance:

Company Selected Measures
Operating Income
Operating Ratio
Total Shareholder Return

56	SAIA, INC.	2025 Proxy Statement

Report of the Audit Committee of the Board of Directors

The Audit Committee operates pursuant to a written charter which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. The Committee charter is available within the investor relations section of the Company’s website at www.saia.com. For the year ended December 31, 2024, the Audit Committee was comprised of Di-Ann Eisnor, Donna E. Epps, Kevin A. Henry, Donald R. James and Susan F. Ward, each of whom met the independence and experience requirements of The Nasdaq Global Select Market. Ms. Epps and Ms. Ward are each an “audit committee financial expert” as defined by the applicable rules of the Securities and Exchange Commission.

The Audit Committee oversees Saia’s financial reporting process on behalf of the Board of Directors and oversees the entire audit function including the selection, evaluation and compensation of the independent registered public accounting firm. Management has the primary responsibility for the consolidated financial statements and the financial reporting process including internal control over financial reporting and the Company’s legal and regulatory compliance. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements for the year ended December 31, 2024 including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and critical accounting policies and estimates, the clarity of disclosures in the consolidated financial statements, and management’s assessment and report on internal control over financial reporting. The Audit Committee also discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications with respect to Saia’s Annual Report on Form 10-K for the year ended December 31, 2024.

The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing opinions on (i) the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles and (ii) the effectiveness of internal control over financial reporting, the reasonableness of significant accounting judgments and critical accounting policies and estimates and their judgments as to the acceptability and quality of Saia’s accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm those disclosures and other matters relating to their independence from Saia and management.

The Audit Committee discussed with Saia’s Director of Internal Audit and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the Director of Internal Audit and independent registered public accounting firm, with and without management present, to discuss the results of their audits of Saia’s internal controls, including internal control over financial reporting, and the overall quality of Saia’s financial reporting.

2025 Proxy Statement	SAIA, INC.	57

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. In reliance on the reviews and discussions with management and with the independent registered public accounting firm referred to above and the receipt of an unqualified opinion from KPMG LLP dated February 24, 2025 regarding the audited consolidated financial statements of Saia for the year ended December 31, 2024, as well as the opinion of KPMG LLP on the effectiveness of internal control over financial reporting, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission.

Audit Committee Members

Susan F. Ward, Chair

Di-Ann Eisnor

Donna E. Epps

Kevin A. Henry

Donald R. James

The foregoing Report of the Compensation Committee of the Board of Directors and Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Saia specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the Securities and Exchange Commission under such Acts.

58	SAIA, INC.	2025 Proxy Statement

Proposal 2 – Advisory Vote to Approve Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that Saia’s stockholders have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this proxy statement of Saia’s executive officers who are named in the Summary Compensation Table and the other compensation tables (the “Named Executive Officers”) on the frequency basis determined by the Company. The Company determined to present an advisory vote to the stockholders regarding the compensation disclosed in the proxy statement every year consistent with advisory votes of Saia’s stockholders in 2011, 2017 and 2023 to hold such advisory vote on compensation every year.

Saia believes that the compensation policies for the Named Executive Officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of Saia’s stockholders. This advisory stockholder vote gives you as a stockholder the opportunity to approve or not approve the compensation of the Named Executive Officers that is disclosed in this proxy statement by voting for or against this Proposal 2 (or you may abstain from voting).

Saia’s executive compensation program received substantial stockholder support and was approved, on an advisory basis, by 96.6% of the votes cast on the matter at the 2024 annual meeting of stockholders. The Compensation and Human Capital Committee believes that this vote demonstrates strong support by Saia stockholders for our compensation philosophy and goals and the compensation decisions made by the Committee.

Vote Required for Approval

The approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. Because your vote is advisory, it will not be binding on either the Board of Directors or Saia. However, Saia’s Compensation and Human Capital Committee will take into account the outcome of the stockholder vote on this Proposal 2 when considering future executive compensation arrangements.

Your Board of Directors unanimously recommends a vote “FOR” the following advisory resolution: Resolved, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, compensation tables and narrative discussion, is hereby approved.

2025 Proxy Statement	SAIA, INC.	59

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

Appointment of Independent Registered Public Accounting Firm

KPMG LLP audited Saia’s annual consolidated financial statements and internal control over financial reporting for the fiscal year ended December 31, 2024. The Audit Committee has appointed KPMG LLP to be Saia’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The stockholders are asked to ratify this appointment at the annual meeting. KPMG LLP has served as Saia’s independent registered public accounting firm since 2002. The Audit Committee and the Board believe it is in the best interests of Saia and its stockholders to retain KPMG LLP as Saia’s independent registered public accounting firm for fiscal year 2025 and recommend that stockholders ratify that appointment. A representative of KPMG LLP is expected to be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

The Audit Committee has the sole authority and responsibility to hire, evaluate and, where appropriate, replace Saia’s independent registered public accounting firm and is directly responsible for the appointment, compensation and general oversight of the work of the independent registered public accounting firm. The Audit Committee’s oversight includes regular private sessions with KPMG, discussions with KPMG regarding the scope of its audit, an annual evaluation whether to engage KPMG, and direct involvement in the transition of the new lead engagement partner in connection with the regulatory five-year rotation of that position. As part of the annual review, the Audit Committee considers, among other things:

•	KPMG’s historical and recent performance on the Saia audit;

•	KPMG’s capability and expertise in handling the breadth and complexity of our operations;

•	Appropriateness of KPMG’s fees for audit and non-audit services, on both an absolute basis and as compared to its peer firms;

•	External data on audit quality and performance, including recent Public Company Accounting Oversight Board reports on KPMG and its peer firms;

•	The quality and candor of KPMG’s communication with the Audit Committee and management; and

•	KPMG’s independence and tenure, including the benefits of being a long-tenured auditor and controls and processes that help insure KPMG’s independence (as described below).

Independent Registered Public Accounting Firm’s Fees

The following table details fees billed by KPMG LLP for its services during fiscal years 2023 and 2024:

	2023	2024
Audit Fees	$991,625	$1,099,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$991,625	$1,099,000

•

Audit Fees. This category includes the fees and out-of-pocket expenses for the audit of Saia’s annual consolidated financial statements and internal control over financial reporting and review of Saia’s quarterly reports.

•

Audit-Related Fees. This category consists of fees for assurance and related services reasonably related to the performance of the audit or the review of Saia’s consolidated financial statements, not otherwise reported under Audit Fees.

•	Tax Fees. This category consists of fees for tax compliance, tax advice and tax planning.

•	All Other Fees. This category consists of fees for any services not included in the first three categories.

60	SAIA, INC.	2025 Proxy Statement

PROPOSAL 3

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has a written policy governing the engagement of Saia’s independent registered public accounting firm for audit and non-audit services. Under this policy, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent registered public accounting firm to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. The Audit Committee may delegate its pre-approval authority to one or more of its members but not to management. The member or members to whom such authority is delegated are required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories: audit services, audit-related services, tax services and all other permissible services. At that time, the Audit Committee pre-approves a list of specific audit related services that may be provided within each of these categories and sets fee limits for each specific service or project. The Audit Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm and any fees for pre-approved services that exceed the pre-established limits.

The Audit Committee pre-approved 100% of the Company’s 2023 and 2024 audit fees, audit-related fees, tax fees and all other fees.

Vote Required For Ratification

The Audit Committee was responsible for selecting Saia’s independent registered public accounting firm for fiscal year 2025. The submission of this proposal for approval by the stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. In the event the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

The ratification of the appointment of KPMG LLP as Saia’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

Your Board of Directors unanimously recommends that you vote “FOR” the ratification of KPMG LLP as independent registered public accounting firm for 2025.

2025 Proxy Statement	SAIA, INC.	61

Beneficial Ownership

The following table lists certain persons and entities known by Saia to own beneficially, as of February 28, 2025, more than five percent of Saia’s common stock.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class(1)
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	3,131,565	(2)	11.8%
T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, MD 21202	2,778,303	(3)	10.4%
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	2,489,503	(4)	9.4%
AllianceBernstein L.P. 501 Commerce Street, Nashville, TN 37203	1,939,615	(5)	7.3%
Capital International Investors 333 South Hope Street, 55th Floor, Los Angeles, CA 90071	1,684,515	(6)	6.3%

(1)

For each person or group, the percentage ownership was determined by dividing the number of shares shown in the table by 26,598,512 (the number of shares of Saia common stock outstanding as of December 31, 2024).

(2)

The amount shown and the following information are derived from Amendment No. 16 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on November 8, 2024. According to the amended Schedule 13G, BlackRock possesses sole dispositive power over 3,131,565 shares and sole voting power over 3,040,403 shares of Saia common stock.

(3)

The amount shown and the following information are derived from Amendment No. 7 to Schedule 13G filed by T. Rowe Price Associates (“T. Rowe”) on March 7, 2025. According to the Schedule 13G, T. Rowe possesses sole dispositive power over 2,778,219 shares and sole voting power over 2,669,679 shares of Saia common stock.

(4)

The amount shown and the following information are derived from Amendment No. 8 to Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 13, 2024. According to the amended Schedule 13G, Vanguard possesses sole dispositive power over 2,451,696 shares, shared dispositive power over 37,807 shares and shared voting power over 9,509 shares of Saia common stock.

(5)

The amount shown and the following information are derived from the Schedule 13G filed by AllianceBernstein L.P. (“Alliance”) on February 5, 2025. According to the Schedule 13G, Alliance possesses sole dispositive power over 1,915,221 shares, shared dispositive power over 24,394 shares and sole voting power over 1,848,121 shares of Saia common stock.

(6)

The amount shown and the following information are derived from Amendment No. 5 to Schedule 13G filed by Capital International Investors (“CII”) on February 14, 2025. According to the Schedule 13G, CII possesses sole dispositive power over 1,684,515 shares and sole voting power over 1,681,375 shares of Saia common stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires certain of our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish us with copies of all such reports that they file. Based solely on a review of copies of the reports filed with the SEC since January 1, 2024 and on representations by certain officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the reports required to be filed on a timely basis, except for two Form 4s, one for Frederick J. Holzgrefe, III and one for Patrick D. Sugar, each reporting a single transaction. Both Form 4s were filed one day late but prior to markets opening on March 14, 2024.

62	SAIA, INC.	2025 Proxy Statement

Compensation Committee Interlocks and Insider Participation

The Compensation and Human Capital Committee is currently comprised of Di-Ann Eisnor, John P. Gainor, Jr., Kevin A. Henry, Randolph W. Melville and Jeffrey C. Ward. None of these individuals is or has ever been an officer or employee of Saia. During fiscal 2024, no executive officer of Saia served as a director of any corporation for which any of these individuals served as an executive officer and there were no other Compensation and Human Capital Committee interlocks with the companies with which these individuals or Saia’s other directors are affiliated.

Related Party Transactions

The Audit Committee of the Board of Directors is responsible for the review and approval of each related party transaction. The Board of Directors has adopted Related Party Transaction Policies and Procedures. The Related Party Transaction Policies and Procedures provide for approval or ratification by the Audit Committee of each related person transaction disclosable under SEC rules. The Policies and Procedures provide for the Audit Committee to review the material facts of all related party transactions that require the Audit Committee’s approval, subject to certain exceptions. If advance Audit Committee approval is not practicable, then the related party transaction shall be considered and, if the Audit Committee deems appropriate, ratified at its next regularly scheduled meeting.

In determining whether to approve or ratify a related party transaction, the Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. The Audit Committee has established standing pre-approvals for certain classes of related party transactions. In addition, the Board of Directors has given the Chair of the Audit Committee the authority to pre-approve any related party transaction in which the aggregate amount involved is less than $500,000. Each related party transaction approved pursuant to the standing pre-approvals or pursuant to the authority granted the Chair of the Audit Committee is described to the Audit Committee at its next regularly scheduled meeting.

The Company has entered into indemnification agreements with the members of its Board of Directors. Under these agreements, the Company is obligated to indemnify its directors to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys’ fees, judgments and settlement amounts incurred by them in any action or proceeding arising out of their services as a director. The Company believes that these agreements are helpful in attracting and retaining qualified directors. The Company’s Amended and Restated Certificate of Incorporation also provides for indemnification of its officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

There have been no related party transactions requiring disclosure under the rules or regulations of the Securities and Exchange Commission since January 1, 2024.

Other Matters

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

2025 Proxy Statement	SAIA, INC.	63

Information About the Annual Meeting

What is the purpose of the annual meeting?

At the annual meeting, the stockholders will be asked to:

1.	Elect ten directors for a one year term to expire at the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	Vote on an advisory basis to approve the compensation of Saia’s Named Executive Officers; and

3.	Ratify the appointment of KPMG LLP as Saia’s independent registered public accounting firm for fiscal year 2025.

Stockholders also will transact any other business that may properly come before the meeting.

Who can attend the annual meeting? How do I attend?

This year’s annual meeting will be held in a virtual format through a live webcast.

Only stockholders of record at the close of business on March 3, 2025 have a right to attend the annual meeting. In order to be admitted to the annual meeting at https://meetnow.global/M9QKMU9, you must enter the control number found on your proxy card or voting instruction form, or in the email sending you the proxy statement. If you are a beneficial stockholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number. Saia does not permit guests to attend the annual meeting.

We encourage you to log in to the website and access the webcast early, beginning approximately 15 minutes before the annual meeting start time.

May stockholders ask questions at the meeting?

Yes. Members of Saia’s management team, members of the Board of Directors, and a representative of KPMG LLP, Saia’s independent registered public accounting firm, are expected to be present at the annual meeting to respond to appropriate questions of general interest from stockholders at the end of the meeting. Questions may be submitted in advance of the meeting at https://meetnow.global/M9QKMU9 after logging in with your control number. Questions may be submitted now through the end of the annual meeting. Saia will post answers on its Investor Relations website to stockholder questions pertinent to meeting matters that are received before and during the annual meeting that cannot be answered due to time constraints.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on March 3, 2025, the record date for the annual meeting, provided such shares are held directly in your name as the stockholder of record or are held for you as the beneficial owner through a bank, broker or other nominee. If your shares are held through a bank, broker or other nominee, you must instruct your bank, broker or nominee how to vote your shares using the voting instruction card provided to you by the bank, broker or nominee. Each outstanding share of common stock is entitled to one vote for all matters that properly come before the annual meeting for a vote. At the close of business on the record date, there were 26,633,089 shares of Saia common stock outstanding and entitled to vote.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholders of Record. If your shares are registered directly with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us through the enclosed proxy card.

64	SAIA, INC.	2025 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

Beneficial Owners. Many of our stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials (including a voting instruction card) are being forwarded to you by your bank, broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your bank, broker or nominee on how to vote your shares. Your bank, broker or nominee has enclosed a voting instruction card for you to use in directing the bank, broker or nominee regarding how to vote your shares.

How do I vote?

Stockholders of Record.

1. You May Vote by Mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

2. You May Vote by Telephone. You may vote by telephone by following the instructions included on the proxy card. If you vote by telephone, you do not have to mail in your proxy card. Telephone voting is available 24 hours a day. Votes submitted by telephone (1-800-652-8683) must be received by 11:59 p.m., Eastern Daylight Time on April 23, 2025.

3. You May Vote by the Internet. You may vote by the internet by following the instructions included on the proxy card. If you vote by internet, you do not have to mail in your proxy card. Internet voting is available 24 hours a day. Votes submitted through the internet (www.investorvote.com/SAIA) must be received by 11:59 p.m., Eastern Daylight Time on April 23, 2025.

4. You May Vote During the Meeting. You may vote during the meeting by using the control number located on the proxy card. Once you have entered the virtual meeting room you may access the voting prompt. After the polls have closed the voting prompt will be deactivated.

Beneficial Owners.

If you hold your shares in street name, follow the voting instruction card you receive from your bank, broker or other nominee. If you want to vote during the annual meeting, you must obtain a legal proxy from your bank, broker or nominee and present it during the annual meeting.

Can I change my vote?

Stockholders of Record. You may change your vote at any time before the proxy is exercised by giving written notice to Saia’s Secretary revoking your proxy, submitting a properly signed proxy bearing a later date or voting again by telephone or on the internet (your latest telephone or internet vote is counted).

Beneficial Owners. If you hold your shares through a bank, broker or other nominee, your ability to revoke your proxy depends on the voting procedures of the bank, broker or other nominee. Please follow the directions provided by your bank, broker or nominee.

What if I do not vote for some of the items listed on the proxy card or voting instruction card?

Stockholders of Record. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Proxy cards that are signed and returned, but do not contain voting instructions with respect to a proposal, will be voted in accordance with the recommendations of the Board with respect to that proposal.

Beneficial Owners. If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice with respect to a proposal or do not return your voting instruction card, the bank, broker or other nominee will determine if it has the discretionary authority to vote your shares. Regulations prohibit banks, brokers and other nominees from voting shares in elections of

2025 Proxy Statement	SAIA, INC.	65

INFORMATION ABOUT THE ANNUAL MEETING

directors and as to compensation of the Named Executive Officers, unless the beneficial owners indicate how the shares are to be voted on such matter. Therefore, unless you instruct your bank, broker or nominee on how to vote your shares with respect to the election of directors or as to the compensation of Saia’s Named Executive Officers, your bank, broker or nominee will be prohibited from voting on your behalf on any such matter for which your instructions are not provided. As such, it is critical that you cast your vote if you want it to count for the proposals regarding the aforementioned matters. Your bank, broker or nominee will, however, continue to have discretionary authority to vote uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.

How many shares must be present to hold the meeting?

A quorum must be present at the annual meeting for any business to be conducted. The presence at the annual meeting, in person (virtually) or by proxy, of the holders of a majority of the shares of Saia common stock outstanding on the record date will constitute a quorum. Abstentions and broker non-votes (which occur when a bank, broker or other nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to a proposal and has not received instructions with respect to that proposal from the beneficial owner) will be treated as shares present for purposes of determining whether a quorum is present.

What if a quorum is not present at the meeting?

If a quorum is not present at the start of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and so long as the adjournment is not for longer than 30 days, no other notice will be given.

How does the Board of Directors recommend I vote on the proposals?

Your Board recommends that you vote:

•	FOR the election of the ten nominees to the Board of Directors;

•	FOR the compensation of Saia’s Named Executive Officers as presented in Proposal 2; and

•	FOR the ratification of KPMG LLP as Saia’s independent registered public accounting firm as presented in Proposal 3.

Will any other business be conducted at the meeting?

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

Who will count the votes?

Saia’s transfer agent, Computershare Trust Company, N.A., will tabulate and certify the votes. Matthew J. Batteh, the Company’s Executive Vice President, Chief Financial Officer and Secretary, will serve as the inspector of elections.

How many votes are required to elect the director nominees?

Because this is considered an uncontested election under the Company’s Bylaws, a nominee for director is elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions will not affect the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. If an incumbent director fails to receive a majority of the vote for re-election, the Nominating and Governance Committee of the Board will act on an expedited basis to determine whether to accept the director’s previously tendered irrevocable resignation and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the Nominating and Governance Committee and the Board will consider any factors they deem relevant. Any director who fails to receive a majority of the vote for re-election pursuant to this provision of the Corporate Governance Guidelines will not participate in the Nominating and Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation.

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INFORMATION ABOUT THE ANNUAL MEETING

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee unless you have withheld authority.

How many votes are required to approve the proposals other than the director nomination proposal?

The advisory approval of the compensation of Saia’s Named Executive Officers and the ratification of the appointment of KPMG LLP as Saia’s independent registered public accounting firm each require the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

What effect will abstentions and broker non-votes have on the proposals?

Shares voting “ABSTAIN” with respect to any nominee for director will be excluded entirely from the vote.

Shares voting “ABSTAIN” on the advisory vote on executive compensation and the ratification of the appointment of the Company’s independent registered public accounting firm, will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against the proposals.

In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered votes cast or entitled to vote on that proposal. Broker non-votes will not affect the outcome of the election of directors or the advisory vote on executive compensation. We do not anticipate any broker non-votes on the ratification of the appointment of the Company’s independent registered public accounting firm because we believe applicable rules will deem this matter routine and brokers, trustees and other nominees will have discretionary authority to vote.

When will the Company announce the voting results?

We will announce the preliminary voting results at the annual meeting. The Company will report the final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days following the annual meeting.

What if I have trouble accessing the Annual Meeting?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection. For further assistance should you need it you may call 1-888-724-2416 from within the United States or +1 781-575-2748 if calling internationally

2025 Proxy Statement	SAIA, INC.	67

Additional Information

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 24, 2025:

This proxy statement and our annual report to stockholders are also available to you on the Company’s website (www.saia.com) under the Investor Relations page.

Proxy Solicitation

Saia will bear the entire cost of this proxy solicitation. In addition to soliciting proxies by this mailing, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. Saia will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Procedures for Recommendations and Nominations by Stockholders

Stockholder Recommendations

The Nominating and Governance Committee has adopted policies concerning the process for the consideration of director candidates recommended by stockholders. Any stockholder wishing to recommend a candidate for consideration should send the following information to the Secretary of the Company, Saia, Inc., 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097:

•	The name and address of the recommending stockholder as it appears on the Company’s books;

•	The number of shares owned beneficially and of record by such stockholder, the length of period held and proof of ownership of such shares;

•

If the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held (or a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held); and

•	A statement whether the recommending stockholder has a good faith intention to continue to hold the reported shares through the date of the Company’s next annual meeting of stockholders.

The recommendation must be accompanied by the information concerning the candidate required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934 and rules adopted thereunder, generally providing for the disclosure of:

•

The name and address of the candidate, the candidate’s business experience and public company directorships during the past five years and information regarding certain types of legal proceedings within the past ten years involving the candidate and a statement of the particular experience, qualifications, attributes or skills that make the candidate appropriate for service on the Board;

•	The candidate’s ownership of securities in the Company; and

•	Transactions between the Company and the candidate valued in excess of $120,000 and certain other types of business relationships with the Company.

The recommendation must describe all relationships between the candidate and the recommending stockholder and any agreements or understandings between the recommending stockholder and the candidate regarding the recommendation. The recommendation shall describe all relationships between the candidate and any of the Company’s competitors, customers, suppliers or other persons with special interests regarding the Company.

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ADDITIONAL INFORMATION

The recommending stockholder must furnish a statement supporting its view that the candidate possesses the minimum qualifications prescribed by the Nominating and Governance Committee for director nominees, and briefly describing the contributions that the candidate would be expected to make to the Board and to the governance of the Company. The recommending stockholder must state whether, in the view of the stockholder, the candidate, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company.

The recommendation must be accompanied by the consent of the candidate to be interviewed by the Nominating and Governance Committee, if the Committee chooses to do so in its discretion (and the recommending stockholder must furnish the candidate’s contact information for this purpose), and, if nominated and elected, to serve as a director of the Company.

If a recommendation is submitted by a group of two or more stockholders, the information regarding recommending stockholders must be submitted with respect to each stockholder in the group.

The Secretary of Saia will promptly forward such materials to the Nominating and Governance Committee Chair and the Chairman of the Board of Saia. The Secretary will also maintain copies of such materials for future reference by the Committee when filling Board positions.

Stockholder Nominations for Election at Annual Meetings

To nominate a director candidate for election at an annual meeting, a stockholder must deliver timely notice of such nomination to the principal executive offices of the Company in accordance with, and containing the information required by, the Company’s Bylaws. To be timely, the notice must be received at the Company’s principal executive offices no later than the close of business on the 90th calendar day or earlier than the 120th calendar day prior to the first anniversary date of the immediately preceding year’s annual meeting. The process outlined in the Company’s Bylaws is the exclusive means for a stockholder to make director nominations at an annual meeting of stockholders.

In addition, to comply with Rule 14a-19 under the Securities Exchange Act of 1934, the SEC’s universal proxy rule, if a stockholder intends to solicit proxies in support of director nominees submitted under the advance notice provisions of our Bylaws for next year’s annual meeting, then such stockholder must provide proper written notice that sets forth all the information required by Rule 14a-19 by February 23, 2026. The notice requirements under Rule 14a-19 are in addition to the applicable advance notice requirements under our Bylaws as described above.

The summary above is qualified entirely by reference to the applicable provisions of the Company’s Bylaws, which have been filed with the Securities and Exchange Commission and copies of which are available from the Company upon request. No stockholder nominations or proposals have been made in connection with the 2025 annual meeting of stockholders.

Stockholder Proposals for 2026 Annual Meeting

Any stockholder who intends to present a proposal (other than nomination of directors) at the annual meeting in 2026 must deliver the proposal to Saia’s corporate Secretary at 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097:

•	Not later than November 16, 2025, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

•

On or after December 25, 2025, and on or before January 24, 2026, if the proposal is submitted pursuant to Saia’s Bylaws, in which case we are not required to include the proposal in our proxy materials.

By order of the Board of Directors,

Matthew J. Batteh

Secretary

2025 Proxy Statement	SAIA, INC.	69

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/SAIA or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.investorvote.com/SAIA 2025 Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Di-Ann Eisnor 02 - Donna E. Epps 03 - John P. Gainor, Jr. 04 - Kevin A. Henry 05 - Frederick J. Holzgrefe, III 06 - Donald R. James 07 - Randolph W. Melville 08 - Richard D. O’Dell 09 - Jeffrey C. Ward 10 - Susan F. Ward For Against Abstain For Against Abstain 2. Approve on an advisory basis the compensation of Saia’s 3. Ratify the appointment of KPMG LLP as Saia’s Independent Named Executive Officers. Registered Public Accounting Firm for fiscal year 2025. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 UPX 0440HA

The 2025 Annual Meeting of Stockholders of Saia, Inc. will be held on Thursday, April 24, 2025 at 10:30 a.m. Eastern Daylight Time, virtually via the internet at meetnow.global/M9QKMU9 To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SAIA qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy — SAIA, Inc. Notice of 2025 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — April 24, 2025 Frederick J. Holzgrefe, III and Richard D. O’Dell, or either of them (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Saia, Inc. to be held virtually on April 24, 2025 at 10:30 a.m. Eastern Daylight Time or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2025 Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Di-Ann Eisnor 02 - Donna E. Epps 03 - John P. Gainor, Jr. 04 - Kevin A. Henry 05 - Frederick J. Holzgrefe, III 06 - Donald R. James 07 - Randolph W. Melville 08 - Richard D. O’Dell 09 - Jeffrey C. Ward 10 - Susan F. Ward For Against Abstain For Against Abstain 2. Approve on an advisory basis the compensation of Saia’s 3. Ratify the appointment of KPMG LLP as Saia’s Independent Named Executive Officers. Registered Public Accounting Firm for fiscal year 2025. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 UPX 0440IA

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy — SAIA, Inc. Notice of 2025 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — April 24, 2025 Frederick J. Holzgrefe, III and Richard D. O’Dell, or either of them (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Saia, Inc. to be held virtually on April 24, 2025 at 10:30 a.m. Eastern Daylight Time or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)